EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER

                                      Among

                          CAREER EDUCATION CORPORATION,

                            MARLIN ACQUISITION CORP.

                                       and

                          WHITMAN EDUCATION GROUP, INC.









                                      Dated

                                 March 26, 2003

                                TABLE OF CONTENTS
                                                                            Page



ARTICLE 1  DEFINITIONS.........................................................1


ARTICLE 2  THE MERGER.........................................................10
        2.1  The Merger.......................................................10
        2.2  Effective Time; Filing of Certificate of Merger..................11
        2.3  Articles of Incorporation........................................11
        2.4  Bylaws...........................................................11
        2.5  Directors and Officers...........................................11
        2.6  Tax Consequences.................................................11
        2.7  Additional Actions...............................................11
        2.8  Time and Place of Closing........................................12


ARTICLE 3  CONVERSION OF SECURITIES; EXCHANGE OF SECURITIES...................12
        3.1  Merger Consideration.............................................12
        3.2  Exchange of Certificates.........................................13
        3.3  Stock Transfer Books.............................................16
        3.4  Existing Options of the Company..................................16


ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................18
        4.1  Organization; Business...........................................18
        4.2  Capitalization...................................................18
        4.3  Authorization; Enforceability....................................19
        4.4  No Violation or Conflict.........................................20
        4.5  SEC Reports......................................................20
        4.6  Company Financial Statements; Liabilities........................21
        4.7  Absence of Certain Changes.......................................21
        4.8  Title to Assets..................................................23
        4.9  Real Estate......................................................23
        4.10  Intangible Assets...............................................23
        4.11  Contract Matters................................................24
        4.12  Insurance.......................................................26
        4.13  Litigation......................................................26
        4.14  Taxes...........................................................26
        4.15  Employee Benefits...............................................28
        4.16  Environmental Protection........................................29
        4.17  Labor and Employment Matters....................................30
        4.18  Unlawful Payments and Contributions.............................30
        4.19  Existing Permits, Pending Reviews and Violations of Law.........31
        4.20  Regulatory Matters..............................................31

        4.21  Financial Assistance Programs...................................36
        4.22  Transactions with Affiliates....................................37
        4.23  Vote Required...................................................37
        4.24  Board Approval..................................................37
        4.25  Restrictions on Business Activities.............................37
        4.26  Change of Control Payments......................................37
        4.27  Governmental Approvals..........................................38
        4.28  Educational Agency Approval.....................................38
        4.29  Registration Statement; Proxy Statement/Prospectus..............38
        4.30  Tax Treatment...................................................38
        4.31  Opinion of Financial Advisor....................................38
        4.32  Brokers' and Finders' Fees......................................39
        4.33  No Pending Acquisitions.........................................39
        4.34  Takeover Laws...................................................39
        4.35  Affiliate Agreements............................................39
        4.36  Voting Agreement................................................39
        4.37  Disclosure......................................................39


ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............40
        5.1  Organization; Business...........................................40
        5.2  Capitalization...................................................40
        5.3  Authorization; Enforceability....................................40
        5.4  No Violation or Conflict.........................................41
        5.5  SEC Reports......................................................41
        5.6  Parent Financial Statements......................................42
        5.7  Governmental Approvals...........................................43
        5.8  Registration Statement; Proxy Statement/Prospectus...............43
        5.9  Tax Treatment....................................................43
        5.10  Operations of Merger Sub........................................43
        5.11  Absence of Certain Changes......................................43
        5.12  Litigation......................................................44
        5.13  Existing Permits and Violations of Law..........................44
        5.14  Revenue Thresholds..............................................45
        5.15  Control Matters.................................................45
        5.16  Educational Agency Approval.....................................46
        5.17  Brokers' and Finders' Fees......................................46
        5.18  Disclosure......................................................46


ARTICLE 6  COVENANTS AND AGREEMENTS...........................................46
        6.1  Conduct of Business by the Company...............................46
        6.2  Conduct of Business by Parent....................................49
        6.3  Access...........................................................49

        6.4  Meeting of Stockholders..........................................50
        6.5  Registration Statement; Proxy Statement/Prospectus...............50
        6.6  Blue Sky Laws....................................................51
        6.7  Listing..........................................................51
        6.8  SEC Actions......................................................52
        6.9  Accountants' "Comfort" Letters...................................52
        6.10  Additional Reports..............................................52
        6.11  Confidentiality Agreements......................................52
        6.12  Regulatory and Other Approvals..................................52
        6.13  No Solicitation.................................................54
        6.14  Public Announcements............................................56
        6.15  Expenses........................................................56
        6.16  Certain Benefit Plans...........................................57
        6.17  Indemnification.................................................58
        6.18  Takeover Law....................................................59
        6.19  Notification of Certain Matters.................................59
        6.20  Disclosure Letter Supplements...................................59
        6.21  Tax-Free Reorganization Treatment...............................60
        6.22  Exemption from Liability under Section 16(b)....................60
        6.23  Real Estate Deliveries..........................................60
        6.24  Reasonable Efforts..............................................61
        6.25  Affiliate Agreements............................................61
        6.26  No Rights Triggered.............................................61
        6.27  Shareholder Litigation..........................................61
        6.28  Operational Matters.............................................61


ARTICLE 7  CONDITIONS TO THE MERGER...........................................62
        7.1  Conditions to Each Party's Obligation to Effect the Merger.......62
        7.2  Conditions to the Company's Obligation to Effect the Merger......63
        7.3  Conditions to Parent's and Merger Sub's Obligation to Effect the
             Merger...........................................................64


ARTICLE 8  TERMINATION, WAIVER AND AMENDMENT..................................67
        8.1  Termination......................................................67
        8.2  Effect of Termination............................................69
        8.3  Termination Fee..................................................69


ARTICLE 9  MISCELLANEOUS......................................................70
        9.1  No Survival of Representations and Warranties....................70
        9.2  Entire Agreement.................................................70
        9.3  Amendment........................................................70
        9.4  Extension; Waiver................................................71
        9.5  Governing Law....................................................71

        9.6  Assignment; Binding Effect.......................................71
        9.7  Notices..........................................................71
        9.8  Counterparts; Headings...........................................72
        9.9  Interpretation...................................................72
        9.10  Specific Performance............................................72
        9.11  No Reliance.....................................................72
        9.12  Exhibits and Disclosure Letters.................................73
        9.13  No Third Party Beneficiary......................................73
        9.14  Severability....................................................73
        9.15  Other Remedies..................................................73
        9.16  Rules of Construction...........................................73

                                    EXHIBITS

        Exhibit 1-A         Company Officers
        Exhibit 1-B         Parent Officers
        Exhibit 4.35        Form of Company Affiliate Agreement
        Exhibit 4.36        Form of Voting Agreement

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated March 26, 2003 (the "Agreement"), is by and among Career Education Corporation, a Delaware corporation ("Parent"), Marlin Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Whitman Education Group, Inc., a Florida corporation (the "Company").

                                  INTRODUCTION

     The Boards of Directors of Parent, Merger Sub and the Company have approved and deem it advisable and in the best interests of their respective stockholders to consummate the merger of the Company with and into Merger Sub upon the terms and subject to the conditions set forth herein.

     Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

     In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

          "1986 Plan" shall have the meaning set forth in Section 4.2(b).

          "1992 Plan" shall have the meaning set forth in Section 4.2(b).

          "1996 Plan" shall have the meaning set forth in Section 4.2(b).

          "Accrediting Body" shall mean any entity or organization, whether governmental, governmental-chartered, private or quasi-private, whether foreign or domestic, which engages in the granting or withholding of accreditation of private post secondary schools or specific educational programs in accordance with standards and requirements relating to the performance, operations, financial condition and/or academic standards of such schools, including the North Central Association of Colleges and Schools, the Accrediting Council for Independent Colleges and Schools, the Accrediting Bureau of Health Education Schools, the Commission on Accreditation of Allied Health Education Programs, the Accreditation Board for Engineering and Technology, the Joint Review Committee on Education in Radiologic Technology and the Missouri State Board of Nursing.

     "Acquisition Proposal" shall have the meaning set forth in Section 6.13(a).

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and in any event and without limitation of the previous sentence, any Person beneficially owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that person.

     "Affiliate Letter" shall have the meaning set forth in Section 4.35.

     "Agreement" shall have the meaning set forth in the Preamble.

     "AMEX" shall mean the American Stock Exchange.

     "Antitrust Laws" shall have the meaning set forth in Section 7.1(a).

     "Average Share Value" shall have the meaning set forth in Section 3.1(c).

     "Campus" shall have the meaning set forth in Section 4.20(g)(1).

     "Closing" shall have the meaning set forth in Section 2.8.

     "Closing Date" shall have the meaning set forth in Section 2.8.

     "COBRA" shall have the meaning set forth in Section 4.15(e).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collar" shall have the meaning set forth in Section 3.1(c).

     "Company" shall have the meaning set forth in the Preamble.

     "Company Benefit Plan" shall have the meaning set forth in Section 4.15(c).

     "Company Common Stock" shall mean shares of common stock, no par value per share, of the Company.

     "Company Disclosure Letter" shall have the meaning set forth in Article 4.

     "Company Financial Statements" shall mean the audited Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows of the Company, and the related notes thereto, for each of the Company's fiscal years ended on March 31, 2000, 2001 and 2002, and the unaudited Condensed Consolidated Balance Sheet, Condensed Consolidated Statement of Operations and Condensed Consolidated Statement of Cash Flow of the Company, and the related notes thereto, for the nine-month period ended December 31, 2002, as each of which is included in the Company SEC Documents.

     "Company Insiders" shall have the meaning set forth in Section 6.22(c).

     "Company Option Plans" shall have the meaning set forth in Section 4.2(b).

     "Company SEC Documents" shall have the meaning set forth in Section 4.5.

     "Company Stock Certificates" shall have the meaning set forth in Section 3.2(a).

     "Confidentiality Agreements" shall have the meaning set forth in Section 4.33.

     "Consents" shall have the meaning set forth in Section 6.12(b).

     "Constituent Corporations" shall mean the Company and Merger Sub.

     "Continuing Employees" shall have the meaning set forth in Section 6.16(b).

     "DOE" shall mean the U.S. Department of Education.

     "Educational Agency" shall mean any Person, entity or organization, whether governmental, government chartered, tribal, private, or quasi-private, that engages in granting or withholding Educational Approvals for or regulates private post-secondary schools in accordance with standards relating to the performance, operation, financial condition, and/or academic standards of such schools, including, without limitation, any Accrediting Body, the Colorado Commission on Higher Education, the Georgia Nonpublic Postsecondary Education Commission, the Georgia Student Finance Commission, the Georgia Department of Veterans Affairs, the Commonwealth of Pennsylvania Department of Education, the Pennsylvania State Board of Private Licensed Schools, the Pennsylvania Higher Education Assistance Agency, the Maryland Higher Education Commission, the Florida Commission for Independent Education, the Florida Department of Veterans Affairs, the Florida Department of Education, the Texas Workforce Commission, the Texas Guaranteed Student Loan Corporation, the Ohio State Board of Career Colleges and Schools, the Ohio Board of Regents, the New York State Education Department, Bureau of Proprietary School Supervision, the New York State Higher Education Services, the State of New York Division of Veterans' Affairs, the Missouri Coordinating Board for Higher Education, the Missouri State Board of Nursing, the Illinois State Board of Education, the Illinois Student Assistance Commission, the New Jersey Department of Education, the State of New Jersey Office of Student Financial Assistance, the State of New Jersey Department of Military and Veterans Affairs, the Massachusetts Department of Education, the Massachusetts Board of Higher Education Veterans' State Approving Agency, the DOE and any student loan guaranty agency.

     "Educational Approval" shall mean any license, permit, authorization, certification, accreditation, or similar approval issued by any Educational Agency.

     "Effective Time" shall have the meaning set forth in Section 2.2.

     "Effective Time Share Value" shall have the meaning set forth in Section 3.1(c).

     "Environmental Laws" shall mean any federal, state or local statute, Law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health (including those parts of OSHA relating to Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as in effect from time to time.

     "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water or groundwater.

     "Equipment" shall mean all machinery, equipment, boilers, furniture, fixtures, motor vehicles, furnishings, parts, tools, office equipment, computers and other items of tangible personal property owned or used by the relevant Person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

     "ERISA Affiliate" shall have the meaning set forth in Section 4.15(c).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange/Paying Agent" shall have the meaning set forth in Section 3.2(a).

     "Exchange/Payment Fund" shall have the meaning set forth in Section 3.2(a).

     "Exchange Ratio" shall have the meaning set forth in Section 3.1(c).

     "Existing Insurance Policies" shall mean all of the insurance policies currently in effect and owned by the relevant Person.

     "Existing Options" shall mean any of the following relating to any capital stock or other equity interest of the relevant Person, and as described in
Section 4.2(b) of the Company Disclosure Letter: (a) options or warrants (whether vested or not) to purchase or other rights (including registration rights), agreements, arrangements or commitments of any character to which such relevant Person is a party relating to the issued or unissued capital stock or other equity or phantom equity interests of such relevant Person to grant, issue or sell any shares of the capital stock or other equity or phantom equity interests of such relevant Person, by sale, lease, license or otherwise; (b) rights convertible or exchangeable into or rights to subscribe for or purchase any shares of the capital stock or other equity or phantom equity interests of such relevant Person; (c) contracts to which such relevant Person is a party with respect to any right to purchase, put or call for any shares of the capital stock or other equity or phantom equity interests of such relevant Person; or
(d) stock appreciation rights, limited stock appreciation rights, performance shares or restricted stock of such relevant Person.

     "Existing Permits" shall mean those permits, licenses, accreditations, certificates, approvals, qualifications, authorizations, and registrations required by Law, including any Educational Approval, which the relevant Person has or holds.

     "Family" shall have the meaning set forth in Section 4.22.

     "FBCA" shall mean the Florida Business Corporation Act.

     "Financial Advisor" shall mean Legg Mason Wood Walker, Incorporated.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Governmental Entity" shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission, including any Educational Agency.

     "Hazardous Materials" shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls above permissible regulated levels and radon gas; (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which as of the date hereof is prohibited, limited or regulated by any governmental authority.

     "HIPAA" shall have the meaning set forth in Section 4.15(e).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Indemnified Liabilities" shall have the meaning set forth in Section 6.17(a).

     "Indemnified  Party(ies)"  shall  have the  meaning  set  forth in  Section
6.17(a).

     "Institution" shall mean a main campus and its additional locations or branches, identified by a single Office of Postsecondary Identification (OEID) number by DOE.

     "Intangible Assets" shall mean any and all (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and United States and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) trade names, trade dress, logos, corporate names, Internet domain names, trademarks, and service marks and all registration applications, registrations and renewals in connection therewith, and all goodwill associated therewith; (c) copyrightable works and copyrights and all registration applications, registrations, and renewals in connection therewith and all derivations and combinations thereof; (d) computer software and databases (including data and related documentation); (e) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) curricula, course materials, instructional video tapes, tape recordings and visual aids; and (g) copies and tangible embodiments of the foregoing (in whatever form or medium).

     "IRS" shall have the meaning set forth in Section 4.15(a).

     "Knowledge" shall mean the actual knowledge after reasonable inquiry of the officers listed on Exhibit 1-A with respect to the Company and of the officers listed on Exhibit 1-B with respect to Parent.

     "Law" shall mean any federal, state, local or foreign governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any Governmental Entity and courts having the force of law, other than any Environmental Laws.

     "Leases" shall have the meaning set forth in Section 4.9(b).

     "Letter of Transmittal" shall have the meaning set forth in Section 3.2(b).

     "Lien" shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, easement, or any other form of security interest, whether imposed by Law or by contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

     "Material Adverse Effect" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions has materially and adversely affected or could reasonably be expected to materially and adversely affect the results of operations, financial condition, assets, liabilities, business or prospects of Parent or the Company, in each case including its respective Subsidiaries together with it taken as a whole, as the case may be; provided, the parties acknowledge that certain effects, changes, events, circumstances or conditions that constitute a Material Adverse Impact may also impact the prospects of the Company in such a manner as to have or constitute a Material Adverse Effect on the Company (which by example, without limitation, may be a regulatory or accrediting violation at a School that has or constitutes a Material Adverse Effect on the Company); provided further, however, that "Material Adverse Effect" shall not include any effect, change, event, circumstance or condition arising out of or attributable to general economic conditions or events, circumstances, changes or effects affecting the securities markets or the post-secondary education industry generally. Any reference in this Agreement to "have a Material Adverse Effect" shall also be read to "have or constitute a Material Adverse Effect".

     "Material Adverse Impact" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions has materially and adversely affected or could reasonably be expected to materially and adversely affect the results of operations, financial condition, assets, liabilities, business or prospects of an individual School of the Company; provided, however, that "Material Adverse Impact" shall not include any effect, change, event, circumstance or condition arising out of or attributable to general economic conditions or events, circumstances, changes or effects affecting the securities markets or the post-secondary education industry generally. Any reference in this Agreement to "have a Material Adverse Impact" shall also be read to "have or constitute a Material Adverse Impact".

     "Material Contract" shall have the meaning set forth in Section 4.11(a).

     "Material  Existing  Permits"  shall have the  meaning set forth in Section
4.19.

     "Merger" shall have the meaning set forth in Section 2.1.

     "Merger Consideration" shall have the meaning set forth in Section 3.2(c).

     "Merger Sub" shall have the meaning set forth in the Preamble.

     "Option Cancellation and Termination Acknowledgement" shall have the meaning set forth in Section 3.4(a).

     "Parent" shall have the meaning set forth in the Preamble.

     "Parent Common Stock" shall mean shares of common stock, par value $0.01 per share, of Parent and the associated rights under the Parent Rights Plan.

     "Parent Disclosure Letter" shall have the meaning set forth in Article 5.

     "Parent Financial Statements" shall mean the audited Consolidated Balance Sheets, Consolidated Statement of Income, Consolidated Cash Flows and Consolidated Statement of Stockholders' Equity of Parent, and the related notes thereto, for each of the fiscal years ended on December 31, 2000, 2001 and 2002, as each of which is included in the Parent SEC Documents.

     "Parent Plans" shall have the meaning set forth in Section 6.16(b).

     "Parent Rights Plan" shall mean the Rights Agreement dated as of May 28, 2002, between Parent and Computershare Investor Services, LLC.

     "Parent SEC Documents" shall have the meaning set forth in Section 5.5.

     "Parent Stock Certificates" shall have the meaning set forth in Section 3.2(a).

     "Party" shall mean each of Parent, Merger Sub and the Company.

     "Permitted Liens" shall have the meaning set forth in Section 4.8.

     "Per  Option  Merger  Consideration"  shall have the  meaning  set forth in
Section 3.4(a).

     "Per  Share  Merger  Consideration"  shall  have the  meaning  set forth in
Section 3.1(c).

     "Per Share Stock  Consideration  Value" shall have the meaning set forth in
Section 3.1(c).

     "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.

     "Pfenniger Option" shall have the meaning set forth in Section 4.2(b).

     "Policy Guidelines" shall have the meaning set forth in Section 4.20(f)(1).

     "Proxy Statement/Prospectus" shall have the meaning set forth in Section 6.5(a).

     "Registered Intangible Assets" shall have the meaning set forth in Section 4.10.

     "Registration Statement" shall have the meaning set forth in Section 4.29.

     "Regulator" shall mean any federal, state or local administrative agency or commission, or other governmental or regulatory authority or administrative agency or commission, including any Educational Agency.

     "Rental Real Estate" shall have the meaning set forth in Section 4.9(b).

     "Returns" shall have the meaning set forth in Section 4.14(a).

     "School" shall mean any school location regulated as such by the DOE, any Educational Agency or other Governmental Entity and owned or operated by the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable.

     "SEC" shall mean the Securities and Exchange Commission.

     "Section  16  Information"  shall  have the  meaning  set forth in  Section
6.22(b).

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Special Meeting" shall have the meaning set forth in Section 6.4.

     "Stock Market" shall mean the Nasdaq National Market.

     "Stockholders" shall mean all Persons owning any shares of Company Common Stock.

     "Student Financial Assistance Programs" shall mean those programs of federal student financial assistance administered pursuant to Title IV and its implementing regulations, as well as any state or other government-sponsored student assistance programs.

     "Subsidiary" shall mean any entity, at least 50% of the outstanding equity of which (or any class or classes, however designated, having ordinary voting power for the election of members of the board of directors of such entity) shall at the time be owned by the relevant Person directly or through one or more Persons which are themselves Subsidiaries.

     "Superior Proposal" shall have the meaning set forth in Section 6.13(b).

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Takeover Laws" shall have the meaning set forth in Section 4.34.

     "Tax" or "Taxes" shall mean any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and alternative or add-on minimum, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, social security, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not, and including any liability for taxes of any other Person.

     "Tax Agreement" shall mean any agreement to which any Party or any Subsidiary of any Party is a party under which such Party or such Subsidiary could reasonably be expected to be liable to another Person under such agreement in respect of Taxes payable by such other Person to any taxing authority or other Person.

     "Third Party' shall have the meaning set forth in Section 6.13(b).

     "Title IV" shall mean Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. ss.1070 et seq. and any amendments or successor statutes thereto.

     "Title IV Program" shall mean any program of student financial assistance administered pursuant to Title IV.

     "Voting Agreement" shall have the meaning set forth in Section 4.36.


                                   ARTICLE 2

                                   THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with FBCA, at the Effective Time, the Company shall be merged with and into Merger Sub (the "Merger"), the separate corporate existence of the Company shall cease and Merger Sub shall (a) be the surviving corporation in the Merger (in such capacity, the "Surviving Corporation"); (b) succeed to and assume all the rights and obligations of the Company in accordance with FBCA; and (c) continue its corporate existence under the laws of the State of Florida. The Merger shall be pursuant to the provisions of, and shall be with the effect provided in FBCA. In accordance with FBCA, all of the rights, privileges, property, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.2 Effective Time; Filing of Certificate of Merger. Subject to the terms of this Agreement, on the Closing Date (as hereinafter defined) the Parties shall cause the Merger to be consummated by filing properly executed Articles of Merger or other appropriate documents with the Secretary of State of the State of Florida in accordance with the provisions of FBCA. The Merger shall become effective at 5:00 p.m., Eastern Time, on the date of filing of the Articles of Merger with the Secretary of State of the State of Florida or at such later date or time as Merger Sub and the Company shall agree and specify in the Articles of Merger (the "Effective Time").

     2.3 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with its terms and FBCA.

     2.4 Bylaws. At the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with their terms and FBCA.

     2.5 Directors and Officers. At the Effective Time, the directors and the officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until his or her death, resignation or removal or a successor is duly elected or appointed and qualified.

     2.6 Tax Consequences. It is intended that the Merger shall qualify as a "reorganization" under Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 354 of the Code.

     2.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, each such Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either Constituent Corporation to take any and all such action.

     2.8 Time and Place of Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois on a date and at a time to be specified by the parties, which shall be no later than the second business day following satisfaction or waiver of all of the conditions set forth in Article 7, or (b) at such other place, at such other time or on such other date as the parties may mutually agree (the date of the Closing is hereinafter sometimes referred to as the "Closing Date"). The Closing shall be deemed to be effective concurrently with the Effective Time. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered, executed and filed simultaneously and simultaneously with the Effective Time, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered, executed and filed.


                                   ARTICLE 3

                CONVERSION OF SECURITIES; EXCHANGE OF SECURITIES

     3.1 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub immediately prior to the Effective Time shall remain outstanding and unchanged following the Effective Time as shares of common stock of the Surviving Corporation.

          (b) Each share of Company Common Stock owned by the Company, Parent, Merger Sub, or any Subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no stock of Parent, cash or other consideration shall be delivered in exchange therefor.

          (c) Subject to the other provisions of this Section 3.1, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock canceled pursuant to Section 3.1(b)), shall by virtue of the Merger and without any action on the part of the holder thereof become and be converted into the right to receive the following (the "Per Share Merger Consideration"): (1) $6.00 in cash without interest and (2) the number (the "Exchange Ratio") of shares of Parent Common Stock determined by dividing $8.25 (the "Per Share Stock Consideration Value") by the average closing price of the Parent Common Stock as quoted on the Stock Market (as reported in the Wall Street Journal, Midwest Edition) for the twenty (20) trading days (the "Average Share Value") ending on and including the trading day two (2) trading days prior to the day of the Effective Time (the "Effective Time Share Value"). Notwithstanding the foregoing, for purposes of calculating the Exchange Ratio, if the Effective Time Share Value is calculated to be less than $44.00 but greater than or equal to $37.00, then the Per Share Stock Consideration Value will be reduced by $0.10 per dollar below $44.00, subject to proportionate adjustment for fractions of a dollar, and if the Effective Time Share Value is calculated to be more than $58.00 but less than or equal to $65.00, then the Per Share Stock Consideration Value will be increased by $0.10 per dollar above $58.00, subject to proportionate adjustment for fractions of a dollar; provided, however, subject to the provisions of Section 8.1(c)(2) and 8.1(d)(6) hereof, notwithstanding the foregoing, for purposes of calculating the Exchange Ratio, if the Effective Time Share Value is less than $37.00, the Exchange Ratio shall be fixed at
     0.204 and if the Effective Time Share Value is more than $65.00, the Exchange Ratio shall be fixed at 0.138 (collectively, the "Collar"). No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 3.2(e). For purposes of this Agreement, all calculations made with respect to Parent Common Stock shall be rounded to the nearest one thousandth of a share.

          (d) At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, Stockholders, other than to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring on or before the Effective Time (permitted under Section 6.1 hereof) and the consideration provided under this Article
     3. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock.

          (e) If, during or after determination of the Exchange Ratio but prior to or simultaneously with the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares, by reason of any reclassification, stock dividend, stock split or combination of shares (or if during such period a record date with respect to any of the foregoing should occur), the Exchange Ratio shall be correspondingly adjusted to reflect such reclassification, stock dividend, stock split or combination of shares.

     3.2 Exchange of Certificates.

          (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with Computershare Trust Company of New York, or such other bank or trust company designated by the Company and who is reasonably satisfactory to Parent (the "Exchange/Paying Agent") for the benefit of the holders of certificates representing the shares of Company Common Stock ("Company Stock Certificates") for exchange and payment in accordance with this Article 3, through the Exchange/Paying Agent, (1) certificates representing the shares of Parent Common Stock ("Parent Stock Certificates"), (2) cash, equal to the amount payable to holders of Company Common Stock pursuant to Section 3.1 and the amount payable to holders of Existing Options to acquire Company Stock pursuant to Section 3.4 and (3) an estimated amount of cash to be paid in lieu of fractional shares (such cash and such Parent Stock Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange/Payment Fund") to be paid pursuant to this Article 3 in exchange for outstanding shares of Company Common Stock. The Exchange/Payment Fund shall not be used for any other purpose. The Exchange/Paying Agent shall invest any cash included in the Exchange/Payment Fund, as directed by Parent, on a daily basis; provided, however, that all such investments shall be in (1) obligations of, or guaranteed by, the United States of America having a maturity of three (3) months or less, (2) commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard and Poor's Corporation or (3) certificates of deposit of federally insured commercial banks with capital exceeding $1.0 billion having a maturity of three (3) months or less. Any interest and other income resulting from such investments shall be paid to Parent. Any losses resulting from such investments shall be the sole responsibility of Parent and shall not in any way limit Parent's obligations to holders of Company Stock Certificates.

          (b) Prior to or upon the Effective Time, Parent will instruct the Exchange/Paying Agent to mail as soon as reasonably practicable after the Effective Time, but in no event later than five (5) business days after the Exchange/Paying Agent receives an electronic copy of the Company's stock records as of the Effective Time, suitable for the Exchange/Paying Agent's use, from the Company's transfer agent, to each holder of record of Company Stock Certificates who has not previously surrendered his or her Company
     Stock Certificates (other than holders of any shares of Company Common Stock cancelled pursuant to Section 3.1(b)): (1) a letter of transmittal reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to such holder's Company Stock Certificates shall pass, only upon proper delivery of the Company Stock Certificates to the Exchange/Paying Agent and shall be in such form and have such other provisions as to which Parent and the Company may agree) and (2) instructions reasonably acceptable to the Company for use in effecting the surrender of the Company Stock Certificates in exchange for Parent Stock Certificates and cash in accordance with Section 3.1 (collectively, the "Letter of Transmittal").

          (c) Upon the later of the Effective Time and the surrender of a Company Stock Certificate for cancellation (or the affidavits and indemnification regarding the loss or destruction of such certificates reasonably acceptable to Parent) to the Exchange/Paying Agent together with the Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant thereto, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor, and the Exchange/Paying Agent shall deliver in accordance with the Letter of
     Transmittal: (1) Parent Stock Certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Company Stock Certificate in accordance with Section 3.1, (2) cash which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Company Stock Certificate in accordance with Section 3.1 and (3) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e) (the shares of Parent Common Stock and cash described in clauses
     (1), (2) and (3) being collectively referred to as the "Merger Consideration"), and the Company Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock and/or cash may be issued and/or paid in accordance with this
     Article 3 to a transferee if the Company Stock Certificate evidencing such shares is presented to the Exchange/Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence reasonably acceptable to the Exchange/Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Company Stock Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration together with any dividends or other distributions declared or paid on shares of Parent Common Stock after the Effective Time.

          (d) All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Company Stock Certificates in accordance with the terms of this Article 3 shall be deemed to have been issued and paid, respectively, in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Stock Certificates.

          (e) Subject to this Section 3.2(e), no certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of shares of Company Common Stock, upon surrender of a Company Stock Certificate for exchange pursuant to this Section 3.2, shall be paid an amount in cash (without interest), rounded up to the nearest cent, determined by multiplying (1) the Effective Time Share Value by (2) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder). The Exchange/Paying Agent shall promptly pay such amounts to such holders of Company Stock Certificates subject to, and in accordance with, the terms of Section 3.2(c). Any payment received by a holder of shares of Company Common Stock with respect to fractional share interests is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. Notwithstanding the foregoing, if more than one Company Stock Certificate shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock to be issued to such holder in exchange for the Company Stock Certificates which have been surrendered shall be computed on the basis of the aggregate number of shares represented by all of the Company Stock Certificates surrendered for the account of such holder.

          (f) Any portion of the Exchange/Payment Fund which remains undistributed to the holders of the Company Stock Certificates for twelve
     (12) months after the Effective Time shall be delivered by the Exchange/Paying Agent to Parent, upon demand, and any holders of Company Stock Certificates who have not theretofore complied with this Article 3 shall thereafter look only to Parent for payment of their claim for the Merger Consideration.

          (g) None of Parent, the Company, Merger Sub or the Exchange/Paying Agent shall be liable to any Person in respect of any shares of Parent Common Stock or cash from the Exchange/Payment Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Stock Certificate shall not have been surrendered prior to seven (7) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration and any cash payable to the holder of such Company Stock Certificate pursuant to Section 3.2(e) would otherwise escheat to, or become the property of, any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Parent and Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Existing Options of the Company such amounts as Parent or Merger Sub is required to deduct and withhold with respect to the making of such payment under the Code or any provision of Tax Law. To the extent that amounts are so withheld by Parent or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Existing Options of the Company in respect of which such deduction and withholding was made by Parent or Merger Sub.

          (i) If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving
     Corporation  may  direct as  indemnity  against  any claim that may be made
     against  it  with  respect  to  such   Company   Stock   Certificate,   the
     Exchange/Paying Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration, pursuant to this Article 3.

          (j) In the event this Agreement is terminated without the occurrence of the Effective Time, Parent shall, or shall cause the Exchange/Paying Agent to, return promptly, but, in any event, within three (3) business days after such termination, any Company Stock Certificates theretofore submitted or delivered to the Exchange/Paying Agent, without charge to the Person who submitted such Company Stock Certificates.

     3.3 Stock Transfer Books. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation or the Exchange/Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 3, except as otherwise required by Law.

     3.4 Existing Options of the Company.


     (a) Prior to the Closing Date, the Company shall take all actions necessary under and legally permissible in accordance with the terms of the 1996 Plan and the Pfenniger Option (and use its commercially reasonable efforts with respect to the 1986 Plan and 1992 Plan), including without limitation, satisfying any applicable notice requirements, so that each Existing Option to purchase Company Common Stock granted by the Company which is outstanding at the Effective Time, whether vested or unvested, shall be cancelled effective at and as of the Effective Time, without any payment therefor except as otherwise provided for herein. In consideration for the cancellation of each Existing Option to purchase Company Common Stock, the holder of each such Existing Option to purchase Company Common Stock will be entitled to receive from Parent, promptly after the Closing, cash equal to the product of (1) the positive difference, if any, of the Per Share Merger Consideration, expressed in terms of cash (with the portion of the Per Share Merger Consideration payable in Parent Common Stock being first determined in accordance with Section 3.1(c) including the Collar, but then valued at the actual Effective Time Share Value, without regard to the

Collar) less the exercise price of each such Existing Option, multiplied by (2) the total number of shares of Company Common Stock (whether vested or unvested) covered by such Existing Option to purchase Company Common Stock (the "Per Option Merger Consideration"), net of any withholding obligations; provided, however, that prior to payment of the Per Option Merger Consideration to a holder of an Existing Option to purchase Company Common Stock, such holder must have (i) delivered such Existing Option to Purchase Company Common Stock (or a duly executed affidavit of loss in a form reasonably acceptable to Parent) and
(ii) duly authorized, executed and delivered to the Exchange/Paying Agent an acknowledgment of cancellation and termination or such other document necessary, or customarily required, in a form which shall be reasonably satisfactory to Parent and the Company, indicating such holder's acknowledgment that, except for such holder's rights to receive the consideration set forth in this Section 3.4(a), any and all claims with respect to any Existing Option to purchase Company Common Stock shall be fully released and terminated (the "Option Cancellation and Termination Acknowledgment"). Prior to or upon the Effective Time, Parent shall instruct the Exchange/Paying Agent to mail as soon as reasonably practicable after the Effective Time, but in no event later than five
(5) business days after the Exchange/Paying Agent receives an electronic copy of the Company's option records as of the Effective Time, suitable for the Exchange/Paying Agent's use, to each Existing Option holder who has not previously exercised his or her Existing Option to purchase Company Common
Stock: (1) a letter of transmittal reasonably acceptable to the Company (which shall specify that delivery shall be effected only upon proper delivery of (i) the Existing Option to purchase Company Common Stock (or a duly executed affidavit of loss in a form reasonably acceptable to Parent) and (ii) the duly executed Option Cancellation and Termination Acknowledgement, to the Exchange/Paying Agent and shall be in such form and have such other provisions as to which Parent and the Company may agree) and (2) instructions reasonably acceptable to the Company for use in effecting the surrender, cancellation and termination of the Existing Option to purchase Company Common Stock in exchange for cash in accordance with this Section 3.4(a).

          (b) As of the Effective Time, all Company Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be cancelled. At and after the Effective Time, no Person shall have any right under the Company Option Plans or any other plan, program or arrangement with respect to equity securities of Parent, the Surviving Corporation or any of their respective subsidiaries (other than as set forth in Section 3.4(a) above). Without prejudice to the rights of the holders of Existing Options to purchase Company Common Stock to receive the consideration set forth in Section 3.4(a) above, the Company shall take all such actions necessary under the 1996 Plan and the Pfenniger Option (and use its commercially reasonable efforts with respect to the 1986 Plan and 1992 Plan) to terminate each such Company Option Plan with respect to Existing Options as of the Effective Time.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject only to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof, certified by a duly authorized officer, in his capacity as such, of the Company and delivered to Parent by the Company pursuant to, and as an integral part of, this Agreement (the "Company Disclosure Letter"), which specifically identifies the Section and subsection numbers hereof to which the disclosures pertain, as follows:

4.1     Organization; Business.

     (a) Organization. The Company and each of its Subsidiaries is a corporation duly and validly organized and existing under the Laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and in good standing in the jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent true and complete copies of the charters and bylaws, each amended to the date hereof, of the Company and each of its Subsidiaries.

     (b) Powers. The Company and each of its Subsidiaries has all requisite corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its current assets and properties.

4.2     Capitalization.

     (a) Capital Stock. The authorized capital stock of the Company consists solely of 100,000,000 shares of Company Common Stock, of which 14,423,553 shares were issued and outstanding as of March 24, 2003. All of the outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights.

     (b) Options. As of the date hereof, the Company had reserved (1) 2,945,800 shares of Company Common Stock for issuance under the Whitman Education Group, Inc. 1996 Stock Option Plan (the "1996 Plan"), under which as of March 24, 2003 options were outstanding for 2,574,737 shares of Company Common Stock, (2) 1,188,432 shares of Company Common Stock for issuance under the Whitman Education Group, Inc. 1992 Incentive Stock Option Plan (the "1992 Plan"), under which as of March 24, 2003 options were outstanding for 707,339 shares of Company Common Stock and (3) 623,000 shares of Company Common Stock for issuance under the Whitman Education Group, Inc. 1986 Directors and Consultants Stock Option Plan (the "1986 Plan"), under which as of March 24, 2003 options were outstanding for 290,000 shares of Company Common Stock. The Company has also issued an option for 185,000 shares of Company Common Stock to Richard C. Pfenniger, Jr. (the "Pfenniger Option"). The 1996 Plan, 1992 Plan, 1986 Plan and the Pfenniger Option are collectively referred to herein as the "Company Option Plans." Except as set forth in the Company Option Plans or in Section 4.2(b) of the Company Disclosure Letter, the Company is not party to or bound by any obligation to accelerate the vesting of any Existing Option. All shares of Company Common Stock subject to issuance pursuant to the Company Option Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Section 4.2(b) of the Company Disclosure Letter includes a list for each outstanding option as of March 24, 2003 and will include a list as of the Effective Time to reflect exercises between March 24, 2003 and the Effective Time, of the following: (1) the name of the holder of such option, (2) the number of shares subject to such option and (3) the exercise price of such option. No options have been granted under the Company Option Plans between March 24, 2003 and the date hereof. Except as listed in Section 4.2(b) of the Company Disclosure Letter, there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of the Company to which the Company is a party and there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights granted by the Company. To the Knowledge of the Company, except for the Voting Agreement there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     (c) Subsidiaries; Investments. Section 4.2(c) of the Company Disclosure Letter contains a true and complete list of the Company's Subsidiaries and the capitalization and current ownership of each such Subsidiary. Except as set forth in Section 4.2(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns (directly or indirectly) any equity or similar interest in, or any interest convertible into or exercisable or exchangeable for any interest in, any Person.

     (d) Voting Debt. As of the date of this Agreement, (1) no bonds, debentures, notes or other indebtedness of the Company having the right to vote under ordinary circumstances are issued or outstanding and (2) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

     (e) Listings. The Company Common Stock is listed on the AMEX. Except as set forth in the preceding sentence, the Company's securities are not listed or quoted for trading on any U.S. domestic or foreign securities exchange.

4.3     Authorization;  Enforceability.

     The execution, delivery and performance by the Company of this Agreement are, subject to the terms hereof, within the corporate power and authority of the Company and, subject to the provisions hereof, have been duly authorized by the Board of Directors of the Company. Except for (a) the approval of Stockholders as required by Law and the Company's Articles of Incorporation, as described in Section 4.23 hereof and (b) the filing of Articles of Merger and other appropriate documents as required by Law and as described in Section 2.2 hereof, no other corporate proceeding or action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Merger and the other transactions contemplated hereby. Assuming that such documents have been or will be duly and validly executed and delivered by or on behalf of the respective other party thereto, which party has the power to enter into and perform its obligations, this Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by the Company will be, when executed and delivered by the Company, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

4.4     No Violation or Conflict.

     Subject to the receipt of the clearance or expiration or termination of the waiting period described in Section 7.1(a) and the approvals described in
Section 7.1(b), the execution and delivery of this Agreement by the Company and all documents and instruments required by this Agreement to be executed and delivered by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and the Company's compliance with the provisions hereof will not, (a) result in any violation of any provision of the Articles of Incorporation or Bylaws of the Company or the charter or bylaws of any of the Company's Subsidiaries, (b) except as set forth in Section 4.4 of the Company Disclosure Letter, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any contract of the Company or its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiaries other than Permitted Liens, (c) except as set forth in Section 4.4 of the Company Disclosure Letter, violate any Existing Permits of the Company or its Subsidiaries or the Schools or any Law applicable to the Company or its Subsidiaries or the Schools or their properties or assets, or (d) violate any standard or requirement of any Educational Agency of any of the Schools of the Company or its Subsidiaries, with the exception of the requirements of the Educational Agencies listed in Section 4.4 of the Company Disclosure Letter to seek approval or interim approval prior to the Closing, and other than, in the case of clauses (b), (c) and (d), any such violations, defaults, rights, losses or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company or could not reasonably be expected to affect adversely the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

4.5     SEC  Reports.

     The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2000, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing. Except as set forth on Section 4.5 of the Company Disclosure Letter, as of the date hereof, there are no amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by the Company. To the Knowledge of the Company, (x) there exist no outstanding SEC comments with respect to any of the Company SEC Documents and (y) there are no SEC inquiries or investigations, other inquiries or investigations by any Governmental Entity or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries.

4.6     Company Financial Statements; Liabilities.

     (a) Company Financial Statements. The Company Financial Statements comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), except that the unaudited Company Financial Statements do not reflect normal year-end adjustments and other adjustments described therein and do not contain footnote disclosure of the type associated with audited financial statements (none of which, if reflected or contained, would indicate a Material Adverse Effect on the Company). The Company Financial Statements fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the date set forth on each of such Company Financial Statements and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated on each of the Company Financial Statements.

     (b) Liabilities. Except (1) for normal or ordinary recurring liabilities incurred in the ordinary course of business consistent with past practice, (2)
for liabilities incurred in connection with this Agreement or (3) for liabilities set forth on the December 31, 2002 balance sheet, including the notes thereto, included in the Company Financial Statements, since December 31, 2002, the Company has not incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that either (i) would be required to be reflected or reserved against in a balance sheet of the Company prepared in accordance with GAAP as applied in preparing the March 31, 2002 balance sheet included in the Company Financial Statements, or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

4.7     Absence of Certain  Changes.

     Since December 31, 2002, the Company has conducted its business in a manner consistent with past practice and there has not been any:

     (a) Material Adverse Effect experienced by the Company;

     (b) transactions by the Company or its Subsidiaries outside the ordinary course of business of the Company or its Subsidiaries, except for the transactions contemplated by this Agreement;

     (c) declaration or payment of any dividend or any distribution in respect of the capital stock of the Company or its Subsidiaries (other than distributions to the Company) or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

     (d) payments to any Stockholder, except pursuant to arrangements described in the Company SEC Documents filed prior to the date of this Agreement pursuant to Item 404 of Regulation S-K of the SEC or in connection with transactions in the ordinary course of business upon commercially reasonable terms consistent with past practice of the Company;

     (e) sale, lease to any third party, transfer or assignment of material assets, tangible or intangible, of the Company or its Subsidiaries other than in the ordinary course of business consistent with past practice upon terms no less favorable to the Company than those that could be obtained in an arm's-length transaction and other than the disposition of obsolete or unusable property;

     (f) except as set forth in Section 4.7(f) of the Company Disclosure Letter, capital expenditure (or series of related capital expenditures) by the Company or its Subsidiaries either involving more than $250,000 or outside the ordinary course of business;

     (g) material damage, destruction, or loss (whether or not covered by insurance) from fire or other casualty to the tangible property of the Company or its Subsidiaries;

     (h) material increase in the base salary of any officer or employee of the Company or its Subsidiaries, or adoption, amendment, modification or termination of any bonus, profit-sharing, incentive, severance, change-of-control or other similar plan for the benefit of any of directors, officers or employees of the Company or its Subsidiaries except as consistent with past practices;

     (i) change by the Company or any of its Subsidiaries in their respective accounting methods, principles or practices, except as required by the rules and regulations of the SEC or GAAP;

     (j) revaluation by the Company or any of its Subsidiaries of any of their assets, including, without limitation, writing down the value of deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business in amounts that are not, individually or in the aggregate, material to the business;

     (k) labor dispute or charge of unfair labor practice which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

     (l) action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement; or

     (m) binding commitment or promise, whether binding or not, to enter into any binding commitment relating to any of the foregoing entered into by the Company or its Subsidiaries.

4.8     Title to Assets.

     Each of the Company and its Subsidiaries has valid title to its tangible assets necessary for the conduct of its business, free and clear of any and all Liens, except (a) as reflected on the Company balance sheet as of December 31, 2002, included in the Company Financial Statements, (b) Liens for Taxes not yet due and payable, (c) statutory Liens securing payments not yet due and (d) Liens and encumbrances set forth in Section 4.8 of the Company Disclosure Letter (collectively, "Permitted Liens").

4.9     Real Estate.

     (a) Owned Real Estate. Neither the Company nor any of its Subsidiaries owns any real property.

     (b) Rental Real Estate. Section 4.9(b) of the Company Disclosure Letter lists all real property that is leased to, used or occupied by the Company or its Subsidiaries in connection with their business but not owned by the Company or its Subsidiaries (the "Rental Real Estate") and the leases, subleases and agreements pertaining to such Rental Real Estate (the "Leases"), correct and complete copies of which have been made available to the Parent. Assuming that the Leases have been duly and validly executed and delivered by or on behalf of the respective other party thereto, which party has the power to enter into and perform its obligations thereunder, the Leases are legal, valid, binding, enforceable and in full force and effect, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles. Except for the Leases, there are no leases, subleases, licenses, concessions, or other agreements to which the Company or its Subsidiaries is a party, whether written or oral, granting to any Person the right of use or occupancy of any portion of the Rental Real Estate. Subject to obtaining the necessary consents set forth in Section 4.9(b) of the Company Disclosure Letter, the transactions contemplated hereby will not affect the validity, enforceability or continuity of any of the Leases.

4.10    Intangible  Assets.

     (a) The Company and each of its Subsidiaries owns all right, title and interest in, or possesses valid licenses or other rights to use, all material Intangible Assets necessary to conduct its business as now conducted, free and clear of any Liens (other than Permitted Liens) and without obligation to pay any royalties or other fees with respect thereto; (b) there are no claims, demands or proceedings instituted, pending, or, to the Knowledge of the Company, threatened in writing by any Person contesting or challenging the right of the Company or its Subsidiaries to use any of their material Intangible Assets; (c) each trademark registration, service mark registration, Internet domain name registration, copyright registration and patent (collectively, "Registered Intangible Assets") which is owned by the Company or one or more of its Subsidiaries has been maintained in good standing; and any such material Registered Intangible Assets licensed to the Company or its Subsidiaries have, to the Company's Knowledge, been maintained in good standing; (d) to the

Knowledge of the Company, no Person is infringing or otherwise violating the Intangible Assets of the Company or any of its Subsidiaries; (e) neither the Company nor any of its Subsidiaries is using any material Intangible Assets of any other Person without such Person's license, permission or consent; (f) neither the Company nor any of its Subsidiaries has infringed or otherwise violated, or is infringing or otherwise violating, any material Intangible Assets of any other Persons; (g) neither the Company nor any of its Subsidiaries is in material violation or in material default of any license or other agreement granting rights in respect of any Intangible Assets, including any licenses for use of software; and (h) the consummation of the Merger and the other transactions contemplated by this Agreement in accordance with the terms hereof will not impair materially the validity, enforceability, ownership or right of the Company or its Subsidiaries to use its Intangible Assets.

4.11    Contract Matters.

     (a) Agreements, Contracts and Commitments. Except as set forth in the Exhibits to the Company SEC Documents filed prior to the date of this Agreement or as set forth in Section 4.11 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, nor are their assets bound by, any Material Contract. For purposes of this Agreement, "Material Contract" means:


          (1)  any collective bargaining agreements;

          (2) any employment or consulting agreement, contract or binding commitment providing for future compensation or payments in excess of $75,000 in any year not terminable by the Company or its Subsidiaries on thirty (30) days notice without liability, except to the extent general principles of wrongful termination or other employment law may limit the Company's or Subsidiary's ability to terminate employees at will;

          (3) any agreement of indemnification or guaranty not entered into in the ordinary course of business with any party in excess of $125,000 individually or in the aggregate, and any agreement of indemnification or guaranty between the Company or its Subsidiaries and any of their officers, directors or employees, irrespective of the amount of such agreement or guaranty;

          (4) any agreement, contract or binding commitment, with the exception of the Educational Approvals, containing any covenant directly or indirectly limiting the freedom of the Company or its Subsidiaries to engage in any line of business, compete with any person, or sell any product, or which, following the consummation of the Merger, would so limit Parent or the Surviving Corporation;

          (5) any agreement, contract or binding commitment relating to the disposition or acquisition of material assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (6) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than extensions of credit in the ordinary course of business from vendors);

          (7)  any Leases;

          (8) other than in connection with the Merger and other transactions contemplated by this Agreement, any other agreement, contract or binding commitment which involves payment by the Company or its Subsidiaries of $125,000 or more in the aggregate or which cannot be terminated on thirty (30) days notice without cost or expense to the Company or its Subsidiaries;

          (9)  any agreements to register the Company's securities; or

          (10) any other agreements, contracts or binding commitments which are material to the Company or the operation of its business.

     The numerical thresholds set forth in this Section 4.11(a) shall not be deemed in any respects to define materiality for other purposes of this Agreement. The Company has provided or made available to Parent true and complete copies of all Material Contracts as amended to date.

     (b) Performance of Contracts. Each of the Material Contracts of the Company and its Subsidiaries and all or substantially all of the student enrollment agreements entered into by or on behalf of any of the Schools are in full force and effect and, assuming that such Material Contracts have been duly and validly executed and delivered by or on behalf of the respective other party thereto, which party has the power to enter into and perform its obligations thereunder, constitute the legal and binding obligation of the Company or its Subsidiaries and, to the Knowledge of the Company, constitute the legal and binding obligation of the other parties thereto, in each case except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles. There are, as of the date hereof, no existing material breaches or material defaults by the Company or its Subsidiaries under any such Material Contract or all or substantially all of the student enrollment agreements, and, to the Knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, could be expected to constitute such a breach or default and, as of the Closing Date, there shall not be any breaches or defaults by the Company or its Subsidiaries under any such Material Contract or all or substantially all of the student enrollment agreements which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

4.12    Insurance.

     Except as set forth in Section 4.12 of the Company Disclosure Letter, all Existing Insurance Policies of the Company and its Subsidiaries are currently in full force and effect, and neither the Company nor any of its Subsidiaries has received written notice of cancellation or termination of, or material premium increase with respect to, any such Existing Insurance Policy in effect on the date hereof or within the past three years.

4.13    Litigation.

     Except as set forth on Section 4.13 of the Company Disclosure Letter, (a) there are no actions, suits, claims, litigation, or proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (b) there are no such actions, suits or proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or its Subsidiaries which question the legality or validity of the Merger and the other transactions contemplated by this Agreement; and (c) to the Knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity or Accrediting Body against the Company, its Subsidiaries or Schools that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made available to Parent or its counsel true and complete copies of all correspondence prepared by its counsel for the Company's auditors in connection with the last three (3) completed audits of the audited Company Financial Statements and any such correspondence since the date of the last such audit.

4.14    Taxes.

Except as set forth in Section 4.14 of the Company Disclosure Letter:

     (a) The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign returns, information statements and reports relating to Taxes ("Returns") required by applicable Tax Law to be filed by the Company and each of the Subsidiaries (taking into account any extension of time provided for under applicable Tax Law) and such Returns are complete, true and correct in all material respects. All Taxes owed by the Company or any of its Subsidiaries to a taxing authority, or for which the Company or any of its Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid. The Company has made proper accruals for Taxes on the Company Financial Statements to cover any Tax Liability of the Company and each of its Subsidiaries including any deferred tax liability, determined in accordance with GAAP, consistently applied, through the date of the Company Financial Statements. No issue has been raised in any prior tax audit of the Company or its Subsidiaries which, by application of the same or similar principles, could reasonably be expected, upon a future tax audit of the Company or its Subsidiaries to result in a proposed deficiency for any period.

     (b) The Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid and complied with all reporting and record maintenance requirements in connection with any amounts paid or owning to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries executed, requested or is the beneficiary of any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (d) No Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor, to the Knowledge of the Company, has the Company or any of its Subsidiaries been notified in writing of any request for such Tax audit or other examination.

     (e) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

     (f) Neither the Company nor any of its Subsidiaries is a party to (1) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any Subsidiary or (2) any Tax Agreement other than any Tax Agreement described in clause (1).

     (g) Neither the Company nor any of its Subsidiaries (1) has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a corresponding or similar provision of state, local or foreign law) (other than the group the common parent of which was the Company), (2) has any liability for Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract or otherwise or (3) has been a member of any partnership, limited liability company, joint venture or any other entity treated as a partnership for federal income tax purposes.

     (h) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (1) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (2) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (3) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (4) installment sale or open transaction disposition made on or prior to the Closing Date; or (5) prepaid amount received on or prior to the Closing Date.

     (i) The Company is not, has not at any time been and will not be at the Effective Time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     (j) The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments, that will not be deductible under Sections 280G or 162(m) of the Code or similar foreign law applicable to the operation of the Company's business.

     (k) No claim has ever been made by an authority in any jurisdiction where any of the Company or its Subsidiaries, as the case may be, do not file Returns that it is or may be subject to taxation by that jurisdiction.

     (l) There are no Liens for Taxes (other than Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries.

     (m) Each of Company and its Subsidiaries has disclosed on its federal Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code or corresponding or similar provision of state, local or foreign law.

     (n) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

4.15    Employee Benefits.

     (a) Section 4.15(a) of the Company Disclosure Letter contains a list of each Company Benefit Plan (as hereinafter defined) maintained by the Company or any of its Subsidiaries. With respect to each Company Benefit Plan, the Company has delivered to Parent prior to the date hereof, a true and correct copy of (1) such Company Benefit Plan and all amendments thereto, (2) each trust agreement, insurance contract or administration agreement relating to such Company Benefit Plan, (3) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (4) the most recent annual report (Form 5500) filed with the IRS, (5) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under section 401(a) of the Code, (6) any request for a determination currently pending before the IRS and (7) all correspondence with the Internal Revenue Service ("IRS"), the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as set forth on Section 4.15(a) of the Company Disclosure Letter, each Company Benefit Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. At no time has the Company or any of its ERISA Affiliates (as hereinafter defined) been required to contribute to, or otherwise had any liability (including potential liability) with respect to, a plan subject to Title IV of ERISA, a plan subject to the funding requirements of Section 412 of the Code or a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). Except as set forth in Section 4.15(a) of the Company Disclosure Letter, all IRS Forms 5500 with respect to the Company Benefit Plans have been timely filed, or will be filed as provided in
Section 4.15(a) of the Company Disclosure Letter and the Company will comply with the understandings set forth therein.

     (b) There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Benefit Plan. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred with respect to any Company Benefit Plan except those for which an exemption under Section 408 of ERISA applies. All Company Benefit Plans that are intended to be qualified under
Section 401(a) of the Code are the subject of either a favorable determination letter issued by the IRS or operate under a prototype arrangement with respect to which the IRS issued a favorable opinion letter, and there is no reason why, to the Company's Knowledge, any Company Benefit Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA, Section 4980B of the Code or applicable state Law.

     (c) As used herein, (1) "Company Benefit Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established, maintained or contributed to by the Company, any of its Subsidiaries or any of its ERISA Affiliates within the last six (6) years and (2) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is or within the last six
(6) years was under common control or would be or have been considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations thereunder.

     (d) Section 4.15(d) of the Company Disclosure Letter contains a list of all
(1) severance and employment agreements with officers and employees of the Company and its Subsidiaries and each ERISA Affiliate, (2) severance plans, programs and policies of the Company and its Subsidiaries with or relating to its employees and (3) plans, programs, agreements and other arrangements of the Company and its Subsidiaries with or relating to its employees which contain change of control or similar provisions. The Company has provided to Parent a true and complete copy of each of the foregoing. Each such plan is designed so that the limit described in Code Section 280G of the Code will not apply to payment made under the plan.

     (e) The Company has complied in all material respects with all of its obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985
("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and will not incur any material liability in connection with benefit continuation rights under COBRA with respect to its employees or former employees or any other employees. No Plan is funded through a "welfare benefit fund" as described in Section 419(e) of the Code.

4.16    Environmental  Protection.

The Company and each of its Subsidiaries: (a) is in compliance in all material respects with applicable Environmental Laws; and (b) has not received any communication (written or oral), from a Governmental Entity or third party that alleges that the Company or any of its Subsidiaries is not in compliance in any material respect with applicable Environmental Laws.

4.17    Labor and Employment Matters.

     (a) Wage Claims. There are no material claims pending before a court or administrative agency or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries (whether under Law, under any employee agreement or otherwise) by any present or former employee of the Company or any of its Subsidiaries on account of or for: (1) overtime pay, other than overtime pay for the current payroll period; (2) wages or salaries, other than wages or salaries for the current payroll period; or (3) vacations, sick leave, time off or pay in lieu of vacation or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the period immediately preceding the date of this Agreement or incurred in the ordinary course of business.

     (b) Labor or Employment Disputes. Except as set forth in Section 4.13 of the Company Disclosure Letter: (1) there are no material claims pending before a court or administrative agency or, to the Knowledge of the Company, threatened in writing, by any Person against the Company or any of its Subsidiaries arising out of any statute, ordinance or regulation relating to unfair labor practices, discrimination, employment practices or occupational or safety and health standards; (2) there is no pending, nor has the Company or any of its Subsidiaries experienced any, dispute over labor, strike or organized work stoppage; and (3) to the Knowledge of the Company, there is no dispute over labor, strike or organized work stoppage that has been threatened in writing against the Company or any of its Subsidiaries. The Company and its Subsidiaries have on file a complete, executed I-9 form for each of their employees.

     (c) Union Matters. (1) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement; (2) to the Knowledge of the Company, no bona fide union organizing activities are in process or have been proposed or threatened involving any employees of the Company or any of its Subsidiaries; and (3) no petitions have been filed or, to the Knowledge of the Company, have been threatened in writing, or proposed to be filed, for union organization or representation of employees of the Company or any of its Subsidiaries not presently organized.

4.18    Unlawful  Payments and  Contributions.

     Neither the Company, any Subsidiary of the Company nor any of their respective directors, officers, employees or agents has, with respect to the businesses of the Company or its Subsidiaries, (a) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person or entity.

4.19    Existing  Permits,  Pending  Reviews and  Violations  of Law.

     To the Knowledge of the Company, the Company, each of its Subsidiaries and each of the Schools has and has had since July 1, 1997, all licenses, permits, accreditations, certificates, approvals, exemptions, orders, franchises, qualifications, permissions, agreements and governmental authorizations required by Law or by any Educational Agency and required for the conduct of the business of the Company, its Subsidiaries and the Schools as currently conducted, except where such failure to hold such license, permit, accreditation, certificate, approval, exemption, order, franchise, qualification, permission, agreement or governmental authorization has not had and could not reasonably be expected to have a Material Adverse Impact (the "Material Existing Permits"). No action or proceeding is pending or, to the Knowledge of the Company, threatened that is reasonably likely to result in a revocation, non-renewal, termination, suspension or other material impairment of any Material Existing Permit of the Company, its Subsidiaries or the Schools, and, to the Company's Knowledge, there is no basis for non-renewal of any Material Existing Permit. (For purposes of Section 7.3(a) of this Agreement, however, "Material Existing Permit" in the immediately preceding sentence shall be defined by substituting "Material Adverse Effect on the Company" for "Material Adverse Impact" in the definition of "Material Existing Permit.") To the Knowledge of the Company, the business of the Company, its Subsidiaries and the Schools is not being and has not, since July 1, 1997, been conducted in violation of any applicable Law or Educational Agency standard, except as set forth on Section 4.19 of the Company Disclosure Letter, or except in the case that such violation could not reasonably be expected to have a Material Adverse Impact. Except as set forth in Section 4.19 of the Company Disclosure Letter, to the Knowledge of the Company, no Governmental Entity or Educational Agency has indicated to the Company, any Subsidiary of the Company or any School an intention to conduct an investigation or review with respect to the Company, any Subsidiary of the Company or any School, except in the case that (a) such review has been closed or (b) such review is a routine review pursuant to recertification before the DOE, reaffirmation of accreditation or state license renewal, which review could not reasonably be expected to have a Material Adverse Impact. To the Knowledge of the Company, since July 1, 1997, the Company, each of its Subsidiaries and each School has filed all reports, documents, information, applications and returns required to have been filed by it in order to remain in substantial compliance with the Material Existing Permits, except for such violations that could not reasonably be expected to have a Material Adverse Impact or result in the revocation, non-renewal, termination, suspension or other material impairment of any Material Existing Permit of the Company, its Subsidiaries or its Schools.

4.20    Regulatory Matters.

     (a) Revenue Thresholds. For the fiscal years ended March 31, 2003, March 31, 2002, March 31, 2001, March 31, 2000, March 31, 1999 and for the first quarter of the 2003-2004 fiscal year ending June 30, 2003, and for the second quarter of the 2003-2004 fiscal year ending September 30, 2003, each Institution has had, or with respect to the fiscal year ending March 31, 2003, and the first and second quarters of the 2003-2004 fiscal year, will have, no more than ninety percent (90%) of its revenues derived from the Title IV Programs or pursuant to the Title IV Programs as determined in accordance with 34 C.F.R. ss. 600.5(d). Each Institution has not had more than eighty-five percent (85%) of its revenues so derived for any of the two (2) fiscal years prior to the fiscal year ended March 31, 1999.

     (b) Educational Approval Matters. To the Knowledge of the Company, each School has, and for the five (5) years prior to the date hereof had, all Educational Approvals required to conduct the business of such School as then conducted, except where failure to hold such Educational Approvals has not had and could not reasonably be expected to have a Material Adverse Impact. Section 4.20(b) of the Company Disclosure Letter lists all such Educational Approvals for each Institution and School. The Company has provided to Parent correct and complete copies of all Educational Approvals listed on Section 4.20(b) of the Company Disclosure Letter. Each Institution is certified by the DOE as an eligible institution under Title IV and is a party to, and in material compliance with, a valid program participation agreement with the DOE with respect to the operations of such Institution. To the Knowledge of the Company, since July 1, 1997, except as set forth in Section 4.20(b) of the Company Disclosure Letter, neither the Company nor any School has received any notice from any Educational Agency alleging a violation of a legal requirement, rule or regulation of the DOE or any Educational Agency or any standard of any Accrediting Body in respect of such School, including with respect to recruitment, sales and marketing activities, or the terms of any program participation agreement to which such School or the Company is or was a party that has not as of the date hereof been cured or remedied (including that no obligations or liabilities are continuing with respect to such violation) in all material respects as required by the DOE, such Educational Agency or such Accrediting Body, as applicable, or that could reasonably be expected to have a Material Adverse Impact. Section 4.20(b) of the Company Disclosure Letter
contains a list of any such notice received and a description of the dispositions of such notice. Except as set forth in Section 4.20(b) to the Company Disclosure Letter, to the Knowledge of the Company, there is no pending investigation, audit or review of the Company's or any School's Student Financial Assistance Programs or any review of any Educational Approval of any School by any Governmental Entity or Accrediting Body, except in the case of a routine review pursuant to recertification before DOE, reaffirmation of accreditation or state license renewal, which review could not reasonably be expected to have a Material Adverse Impact.

     (c) Cohort Default Rate. Section 4.20(c) of the Company Disclosure Letter sets forth (1) the official, published cohort default rate for Federal Family Education Loan Program loans or Federal Direct Loan Program loans for each Institution, for the federal fiscal years ending September 30, 1998, September 30, 1999 and September 30, 2000; (2) the draft cohort default rates for Federal Family Education Loan Program loans or Federal Direct Loan Program loans for each Institution for the federal fiscal year ended September 30, 2001; and (3) the official cohort default rates on Federal Perkins Loans for award years 1999-2001 for each Institution which participates in such loan program. Such schedule is materially accurate in all respects.

     (d) Student Recruiting. Since July 1, 1997, no admissions representative, agent or any other person or entity engaged, by means of contract, employment or otherwise, in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds for or on behalf of the Company, any Institution, or any School has been paid, provided or contracted for any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid based on a policy or practice of the Company, any Institution, or any School that is in material contravention of Title IV.

     (e) Control Matters. To the Knowledge of the Company, except as set forth in Section 4.20(e) of the Company Disclosure Letter, since July 1, 1997, no person who exercises substantial control over the Company or any Institution (as the term "substantial control" is defined at 34 C.F.R. ss.600.30) exercised substantial control over another postsecondary educational institution other than the Company (whether or not participating in the Title IV Programs) or any third party servicer (as that term is defined at 34 C.F.R. ss.668.2) prior to or at the time they were employed by the Company. To the Knowledge of the Company, no person who has for any period since July 1, 1997, exercised substantial control over the Company or any Institution (as the term "substantial control" is defined at 34 C.F.R. ss.600.30) or any member or members of that person's family, alone or together, exercised, prior to or concurrent with their position of substantial control with the Company or any Institution, substantial control over an institution other than the Company or a third-party servicer that owes a liability for a violation of any requirement of the Title IV Programs. To the Knowledge of the Company, since July 1, 1997, no Institution nor any person who exercises substantial control over the Company or any Institution (as the term "substantial control" is defined at 34 C.F.R. ss.600.30) has pled guilty to, has pled nolo contendere to, or has been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs. To the Knowledge of the Company, since July 1, 1997, neither the Company nor any Institution nor any Affiliate of the Company or any Institution that has the power, by contract or ownership interest, to direct or cause the direction of the management of policies of any Institution, has filed for relief in bankruptcy or has entered against it an order for relief in bankruptcy. Neither the Company nor any Institution knowlingly employs, and, since July 1, 1997 has knowingly employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or knowingly contracted with any institution or third-party servicer, which has been terminated under the Higher Education Act of 1965, as amended, for a reason involving the acquisition, use or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds. No institution not then a School or Affiliate of the Company (whether or not participating in the Title IV Programs) or any third-party servicer (as that term is defined at 34 C.F.R. 668.2) is, or since July 1, 1997 has been, administered commonly, jointly or in conjunction with the Company or any School, and no other institution or organization not then a School or Affiliate of the Company has provided educational services on behalf of the Company or any School, except for instruction provided under clinical affiliations. Neither the Company, any Campus nor any School provides, or since July 1, 1997, has provided, any Title IV eligible educational instruction on behalf of any other institution or organization of any sort.

     (f) Recruitment; Admissions Procedures; Attendance Reports.

          (1) The Company has provided to Parent or will provide to Parent upon request, accurate copies of all policy manuals and other material statements of procedures or instructions currently in effect relating to
     (A) recruitment of students for each School, including procedures for assisting in the application by prospective students for direct or indirect funding under Student Financial Assistance Programs; (B) admissions procedures, including any descriptions of procedures for insuring compliance with Law or Accrediting Body requirements and standards applicable to such procedures; (C) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course performance requirements and completion and (D) procedures for processing, disbursing and returning Student Financial Assistance Program Funds (collectively, the "Policy Guidelines").

          (2) To the Knowledge of the Company, the operations of the Company and each School have been conducted in accordance with the Policy Guidelines and all relevant standards and requirements imposed by applicable Accrediting Bodies, and other agencies administering any Student Financial Assistance Programs in which the Company or any School participates, except for such failures to comply that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Impact.

          (3) Since July 1, 1997, the Company, its Subsidiaries and its Schools have submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, for the Company and each School to all Educational Agencies, Governmental Entities or other entities with which such filings are required in order to be in compliance in all material respects with (A) applicable accreditation standards and requirements, (B) legal requirements governing programs pursuant to which such School or its students receive student financial assistance, and (C) all articulation agreements between the Company or such School and degree granting colleges and universities in effect as of the date hereof.

          (4) Except as set forth in section 4.20(f)(4) of the Company Disclosure Letter, since July 1, 1997, all or substantially all grants and loans pursuant to any Student Financial Assistance Program have been calculated and made by the Company and its Schools in material compliance with Laws and all disbursements and record keeping relating thereto have been completed by the Company and the Schools, in material compliance with Law, and there are no material deficiencies in respect thereto.

     (g) Educational Approvals.

          (1) Each School currently offers educational instruction at the sites, buildings and facilities listed on Part I of Section 4.20(g)(1) of the Company Disclosure Letter, except that the Company does not list any sites at which its students participate in clinical affiliations. Part II of
     Section 4.20(g)(1) of the Company Disclosure Letter includes a correct and complete list of the full address of any site, building, or facility of any sort other than as listed on Part I of Section 4.20(g)(1) of the Company Disclosure Letter at which either the Company or any School since July 1, 1997 has offered fifty percent (50%) or more of an educational program for which students received Title IV Program assistance, and the dates during which such educational program was provided at each such site, building, or facility. For purposes of this Agreement, the sites, buildings and facilities listed on Section 4.20(g)(1) of the Company Disclosure Letter will be referred to individually as a "Campus" and collectively as "Campuses." Except as set forth in Section 4.20(g)(1) of the Company Disclosure Letter, the Company, its Subsidiaries and its Schools do not provide and since July 1, 1997, have not provided fifty percent (50%) or more of any educational program for which students received Title IV Program assistance to any student at any site, building, or facility other than at the Campuses.

          (2) Section 4.20(g)(2) of the Company Disclosure Letter is a complete and correct list of each eligible institution as defined by the DOE operated by the Company and its Subsidiaries since July 1, 1997, with each Campus identified as a main campus or additional location, as applicable, and with applicable Office of Postsecondary Education Identification Numbers.

          (3) The Company, its Subsidiaries and its Schools have received and maintained without interruption all necessary Educational Approvals for each School's and Campus' operations and receipt of all Student Financial Assistance Program funds since July 1, 1997, except where such interruption could not reasonably be expected to have a Material Adverse Effect on the Company.

          (4) The Company, its Subsidiaries and its Schools have received and maintained without interruption since July 1, 1997, all necessary Educational Approvals for each School and Campus to offer each educational program the School or Campus has offered and offers, and to offer Student Financial Assistance Program funds to the students enrolled in each such educational program, except where such interruption could not reasonably be expected to have a Material Adverse Effect on the Company.

     (h) Delivery of Documents. The Company has provided to Parent true and complete copies of all material correspondence (excluding general correspondence routinely sent to or received from the DOE or any Accrediting Body) received from or sent by or on behalf of the Company or any School to the DOE, any Educational Agency or any Accrediting Body to the extent such correspondence (1) was sent or received within the past three (3) years or prior thereto if such correspondence relates to any issue which remains pending, and (2) relates to

(A) any audits, program reviews, investigations or site visits conducted by the DOE, any state licensing agency or any guaranty agency reviewing compliance by the Company or any School with the statutory, regulatory or other requirements of the Title IV Programs; (B) any written notice of an intent to limit, suspend, terminate, revoke, cancel, not renew or condition any Educational Approval of the Company or any School; (C) any written notice of an intent or threatened intent to condition the provision of Title IV Program funds to the Company or any School on the posting of a letter of credit or other surety in favor of the DOE or any documentation reflecting that such letter of credit is or was posted;
(D) any written notice of an intent to provisionally certify the eligibility of any School to participate in the Title IV Programs or a copy of such a Provisional Program Participation Agreement; (E) the placement or removal of any School on or from the reimbursement or cash monitoring method of payment under the Title IV Programs and (F) any matter or proceeding disclosed in Section 4.19, 4.20 or 4.21 of the Company Disclosure Letter.

          (i)  The  Company  has  provided  or  made   available  the  financial
     statements submitted to the DOE on behalf of the Schools.


4.21    Financial Assistance Programs.

          (a) Section 4.21(a) of the Company Disclosure Letter lists each Student Financial Assistance Program pursuant to which student financial assistance, grants or loans are provided to or on behalf of any School's students.

          (b) To the Knowledge of the Company, since July 1, 1997, the Company and each of the Schools have been and are in material compliance with any and all Laws relating to any form of Student Financial Assistance Program funds, except where failure to so comply would not have a Material Adverse Impact.

          (c) Each Institution or the Company, as measured by DOE, had a "composite score" of at least 1.5 for its most recent fiscal year, as calculated in accordance with 34 C.F.R. ss. 668.172. Except as set forth in
     Section 4.21(c) of the Company Disclosure Letter, the Institutions are and have been financially responsible in accordance with the provisions of 34 C.F.R. ss.ss. 668.171-175 and any predecessor regulations for the last five
     (5) years.

          (d) Except as set forth in Section 4.21(d) of the Company Disclosure Letter, since July 1, 1997, neither the Company nor any Institution or School, as applicable, has received notice from the DOE or any other Educational Agency that either the Company or any School or Institution, as applicable, lacked financial responsibility or administrative capability for any period under the Law or standards in effect in such period.

          (e) Except as set forth in Section 4.21(e) of the Company Disclosure Letter, since July 1, 1997, neither the Company nor any Institution or School, as applicable, have received notice of a request by any Educational Agency or other Governmental Entity that any Institution, School or Campus post a letter of credit or other form of surety for any reason, including any request for a letter of credit based on late refunds pursuant to 34 C.F.R. ss. 668.173, 34 C.F.R. ss. 668.15 or any predecessor regulation.

4.22    Transactions  with  Affiliates.

     Except as set forth in the Company SEC Documents as disclosed under the caption "Certain Relationships and Related Transactions" in its Proxy Statement on Schedule 14A, dated July 15, 2002 or in Section 4.22 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any transactions with any director, executive officer or other Affiliates or any member of such person's "Family" (as defined below) of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K of the SEC, and neither the Company nor any of its Subsidiaries has any existing binding commitments to engage in any such transactions with any of such persons in the future. For purposes of this definition, the "Family" of an individual includes (a) such individual, (b) the individual's spouse, siblings, or ancestors, (c) any lineal descendant of such individual, or their siblings, or ancestors, or (d) a trust for the benefit of the foregoing.

4.23    Vote  Required.

     The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and this Agreement.

4.24    Board  Approval.

     The Board of Directors of the Company has, on or prior to the date hereof, unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and has determined to recommend to Stockholders that they approve the Merger.

4.25    Restrictions on Business  Activities.

     To the Knowledge of the Company, except as set forth in Section 4.25 of the Company Disclosure Letter, there is no judgment, injunction, order or decree binding upon the Company or its Subsidiaries or their properties (including, without limitation, their Intangible Assets) which has or could reasonably be expected to have the effect or prohibiting of materially impairing the conduct of any business by the Company or any of its Subsidiaries.

4.26    Change of  Control  Payments.

     Except as set forth in any Company Option Plan or in Section 4.26 of the Company Disclosure Letter, and except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger and other transactions contemplated hereby will: (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of the Company or its Subsidiaries from the Company or its Subsidiaries or Parent or the Surviving Corporation, under any Company Benefit Plan or otherwise, (b) materially increase any benefits otherwise payable under any Company Benefit Plan, (c) result in the acceleration of the time of payment or vesting of any such benefits, (d) create a right to receive payments upon a subsequent termination of employment, (e) result in the acceleration of the time of payment of any of the Company's accounts payable or (f) result in a "change in control" under, require the consent from or the giving of notice to a third party pursuant to, or accelerate the rights under, any contract to which the Company or its Subsidiaries is a party.

4.27    Governmental  Approvals.

     No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any Governmental Entity or Educational Agency is required by the Company in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or the other transactions contemplated by this Agreement or the Surviving Corporation's ability to continue to conduct the business of the Company consistent with the Company's historical ordinary course of business except for:
(a) the approvals or filings in connection  with (1) the HSR Act as described in
Section 7.1(a), (2) the Securities Act, including, without limitation, filing of the Proxy Statement/Prospectus with the SEC, (3) the Exchange Act, (4) the securities and blue sky Laws of various states, (5) the rules and regulations of the Stock Market and AMEX, (6) the rules and regulations of the DOE and (7) the rules and regulations of the Educational Agencies listed in Section 4.27 of the Company Disclosure Letter; (b) the filing of the Articles of Merger as described in this Agreement; and (c) such permissions, approvals, determinations, consents, waivers, declarations, filings, or registrations that, if not obtained could not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the Company's ability to consummate the Merger and the other transactions contemplated hereby.

4.28    Educational  Agency  Approval.

     To the Company's Knowledge, there exists no fact or circumstance attributable to the Company, any Subsidiary or any School which could reasonably be expected to have a negative impact on Parent's ability to obtain any authorization, consent or similar approval from the DOE or any other Governmental Entity or Accrediting Body whose authorization, consent or similar approval is contemplated in connection with this Agreement, including, without limitation, any authorization, consent or similar approval which must be obtained preceding or following the Closing from the DOE or any Educational Agency in order to continue the operations of the Schools as presently conducted.

4.29    Registration Statement;  Proxy  Statement/Prospectus.

     The information supplied by the Company for inclusion in the Parent's registration statement on Form S-4, which shall include the Proxy Statement/Prospectus, pursuant to which the issuance of the shares of Parent Common Stock to be issued to Stockholders in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading.

4.30    Tax  Treatment.

     The Company has no Knowledge of any reason why the Merger will, and has not taken or agreed to take any action that could cause the Merger to, fail to qualify as a "reorganization" under Section 368(a) of the Code.

4.31    Opinion of Financial  Advisor.

     The Company has received the written opinion of the Financial Advisor, to the effect that, as of March 26, 2003, the Merger Consideration to be received by the Stockholders, based upon and subject to the assumptions and limitations set forth in such opinion, is fair to the Stockholders from a financial point of view. The Company shall promptly after the date hereof deliver a copy of such opinion to Parent.

4.32    Brokers' and Finders' Fees.

     Except for fees to be paid to the Financial Advisor, the Company has not incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement. The Company has previously delivered a true and complete copy of the agreement with the Financial Advisor to the Parent.

4.33    No  Pending   Acquisitions.

     Except for this Agreement and the Confidentiality Agreements dated June 26, 2002 and March 17, 2003 between Parent and the Company (together, the "Confidentiality Agreements"), neither the Company nor its Subsidiaries is a party to or bound by any agreement, undertaking or commitment with respect to the acquisition of the capital stock or assets of another Person.

4.34    Takeover  Laws.

     The Company has taken all action required to be taken by it in order to exempt this Agreement, the Merger and the Voting Agreement (as defined below) and the other transactions contemplated hereby and under the Voting Agreement from, and this Agreement, the Merger and the Voting Agreement and the transactions contemplated hereby and under the Voting Agreement are exempt from, the requirements of any and all "moratorium," "control share," "fair price," "affiliate transaction," "control transaction," "business combination" or other anti-takeover Laws and regulations of the State of Florida (including, without limitation, Sections 607.0901 and 607.0902 of the FBCA) or of any other State (collectively, "Takeover Laws").

4.35    Affiliate  Agreements.

     Section 4.35 of the Company Disclosure Letter sets forth each Stockholder that is or is reasonably likely to be, as of the date hereof, deemed to be an Affiliate of the Company, and the Company has delivered to Parent executed agreements, dated as of the date hereof, in the form attached hereto as Exhibit
4.35 (an "Affiliate Letter") for each such Person.

4.36    Voting  Agreement.

     The Company has delivered to Parent, a voting agreement, in the form attached as Exhibit 4.36 hereto from each of Philip Frost, M.D., Frost-Nevada Investments Trust, Richard Pfenniger, Jr. and Fernando Fernandez (the "Voting Agreement"). The Board of Directors of the Company has, on or prior to the date hereof, unanimously approved the Voting Agreement and the transactions contemplated thereby.

4.37    Disclosure.

     No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Letter or any certificate or document delivered by the Company to Parent pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, subject only to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof, certified by a duly authorized officer of Parent, in his capacity as such, and delivered to the Company by Parent pursuant to, and as an integral part of, this Agreement (the "Parent Disclosure Letter"), which specifically identifies the Section and subsection numbers hereof to which the disclosures pertain, as follows:

5.1     Organization; Business.

     (a) Organization. Each of Parent and Merger Sub is a corporation duly and validly organized and existing under the Laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and in good standing in the jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by Parent except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on Parent.

     (b) Powers. Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business as it is now conducted and to own, lease, and operate its current assets and properties.

5.2     Capitalization.

     (a) Capital Stock. The authorized capital stock of Parent consists of (1) 150,000,000 shares of Parent Common Stock, of which 46,265,312 shares are issued and outstanding as of March 24, 2003 and (2) 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date hereof. The Company has reserved 10,000 shares of Series A Preferred Stock for issuance in connection with the Parent Rights Plan. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 are issued and outstanding and held by Parent.

     (b) Listings. Parent Common Stock is listed for trading on the Stock Market. Except as set forth in the preceding sentence, Parent's securities are not listed or quoted, for trading on any U.S. domestic or foreign securities exchange.

     (c) Validly Issued. The shares of Parent Common Stock to be issued pursuant to the Merger have been duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.

5.3     Authorization;  Enforceability.

     The execution, delivery and performance by Parent and Merger Sub of this Agreement are within the corporate power and authority of each of Parent and Merger Sub and, subject to the provisions hereof, have been duly authorized by the Board of Directors of each of Parent and Merger Sub. Except for the filing of the Articles of Merger, no other corporate proceeding or action on the part of Parent and Merger Sub (including, without limitation, the approval of any class of security holder of Parent) is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby. Assuming that such documents have been or will be duly and validly executed and delivered by or on behalf of the respective other party thereto, which party has the power to enter into and perform its obligations thereunder, this Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Parent and Merger Sub will be, when executed and delivered by Parent and Merger Sub, the valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

5.4     No Violation or Conflict.

     Subject to the receipt of the clearance or expiration or termination of the waiting period described in Section 7.1(a) and the approvals described in
Section 7.1(b), the execution and delivery of this Agreement by Parent and Merger Sub and all documents and instruments required by this Agreement to be executed and delivered by Parent or Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and Parent's and Merger Sub's compliance with the provisions hereof will not, (a) result in any violation of any provision of the Certificate of Incorporation or Bylaws of Parent or any of its Subsidiaries, (b) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any contract of the Parent or its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of parent or its Subsidiaries other than Permitted Liens, (c) violate any Existing Permits of Parent or its Subsidiaries or the Schools or any Law applicable to Parent or its Subsidiaries or the Schools or their properties or assets, or (d) violate any standard or requirement of any Educational Agency of any of the Schools of Parent or its Subsidiaries, other than, in the case of clauses (b), (c) and (d), any such violations, defaults, rights, losses or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent or could not reasonably be expected to affect adversely the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

5.5     SEC Reports.

     Parent has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2000 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended prior to the date hereof, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing. As of the date hereof, there are no amendments or modifications to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by Parent. Except as set forth in

Section 5.5 of the Parent Disclosure Letter, to the Knowledge of Parent (x) there exist no outstanding SEC comments with respect to any of the Parent SEC Documents and (y) there are no SEC inquiries or investigations, other inquiries or investigations by any Governmental Entity or internal investigations pending or threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries.

5.6     Parent Financial Statements.

     (a) Parent Financial Statements. The Parent Financial Statements comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). The Parent Financial Statements fairly present in all material respects the consolidated financial condition of Parent and its Subsidiaries as of the date set forth on each of such Parent Financial Statements and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods indicated on each of the Parent Financial Statements.


     (b) Liabilities. Except (1) for normal or ordinary recurring liabilities incurred in the ordinary course of business consistent with past practice, (2)
for liabilities incurred in connection with this Agreement or (3) for liabilities set forth on the December 31, 2002 balance sheet, including the notes thereto, included in the Parent Financial Statements, since December 31, 2002, the Parent has not incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that either (A) would be required to be reflected or reserved against in a balance sheet of the Parent, prepared in accordance with GAAP as applied in preparing the December 31, 2002 balance sheet included in the Parent Financial Statements, or (B) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

5.7     Governmental  Approvals.

     No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any Governmental Entity or Educational Agency is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by
Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for: (a) the approvals or filings in connection with the
(1) HSR Act as described in Section 7.1(a), (2) the Securities Act (including, without limitation, filing of the Proxy Statement/Prospectus with the SEC), (3) the Exchange Act (including, without limitation, filing a Current Report on Form 8-K with the SEC), (4) the securities and blue sky Laws of various states, (5) the rules and regulations of the Stock Market, (6) the rules and regulations of the DOE and (7) the rules and regulations of the Educational Agencies listed in
Section 5.7 of the Parent Disclosure Letter; (b) the filing of the Articles of Merger as described in this Agreement; and (c) such permissions, approvals, determinations, consents, waivers, declarations, filings, or registrations that, if not obtained could not, individually or in the aggregate, have a Material Adverse Effect on Parent, or materially impair Parent's or Merger Sub's ability to consummate the Merger and the other transactions contemplated hereby.

5.8     Registration  Statement;  Proxy  Statement/Prospectus.

     The information supplied by Parent for inclusion in the Registration Statement, shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading.

5.9     Tax  Treatment.

     Parent has no Knowledge of any reason why the Merger will, and has not taken or agreed to take any action that could cause the Merger to, fail to qualify as a "reorganization" under Section 368(a) of the Code.

5.10    Operations of Merger Sub.

     Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

5.11    Absence of Certain  Changes.

     Since December 31, 2002, Parent has conducted its business in a manner consistent with past practice and there has not been any:

          (a) Material Adverse Effect experienced by the Parent;

          (b) transactions by the Parent or its Subsidiaries outside the ordinary course of business of the Parent or its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect on Parent, except for the transactions disclosed in the Parent SEC Documents or contemplated by this Agreement or acquisitions for which the total consideration paid by Parent did not exceed $300,000,000;

          (c) declaration or payment of any dividend or any distribution in respect of the capital stock of the Parent or any direct or indirect redemption, purchase or other acquisition of any such stock by the Parent;

          (d) payments to any stockholder of Parent, except pursuant to arrangements disclosed in the Parent SEC Reports or in connection with transactions in the ordinary course of business upon commercially reasonable terms consistent with past practice of the Parent;

          (e) material change by the Parent or any of its Subsidiaries their respective accounting methods, principles or practices applied in preparation of the Parent Financial Statements, except as required by the rules and regulations of the SEC or GAAP; or

          (f) binding commitment or promise, whether binding or not, to enter into any binding commitment relating to any of the foregoing entered into by the Parent or its Subsidiaries.

5.12    Litigation.

     Except as set forth in Section 5.12 of the Parent Disclosure Letter:, (a) there are no actions, suits, claims, litigation, or proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; (b) there are no actions, suits or proceedings pending or, to the Knowledge of the Parent, threatened in writing, against the Parent or its Subsidiaries which question the legality or validity of the Merger and the other transactions contemplated by this Agreement; and (c) to the Knowledge of Parent, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity or Accrediting Body against Parent, its Subsidiaries or their Schools that could be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

5.13    Existing Permits and Violations of Law.

     Parent, each of its Subsidiaries and each of its Schools has and has had since July 1, 1997, all licenses, permits, accreditations, certificates, approvals, exemptions, orders, franchises, qualifications, permissions, agreements and governmental authorizations required by Law or by any Educational Agency and material to the business of Parent on a consolidated basis together with its Subsidiaries and its Schools. No action or proceeding is pending or, to the Knowledge of Parent, threatened that is reasonably likely to result in a revocation, non-renewal, termination, suspension or other material impairment of any Existing Permits which are material to the business of Parent on a consolidated basis together with its Subsidiaries and its Schools, and, to Parent's Knowledge, there is no basis which could be reasonably expected to cause non-renewal of any such material Existing Permit. The business of Parent, its Subsidiaries and its Schools is not being and has not, since July 1, 1997, been conducted in violation of any applicable Law or Educational Agency requirement or Accrediting Body standard, except as set forth on Section 5.13 of the Parent Disclosure Letter, or except in the case that such violation could not be reasonably expected to have a Material Adverse Effect on Parent. No Educational Agency or Governmental Entity currently is conducting an investigation of Parent, any of its Subsidiaries or any of its Schools, and no Educational Agency or Governmental Entity has indicated in writing to Parent, any of its Subsidiaries or any of its Schools an intention to conduct an investigation or review with respect to Parent, any of its Subsidiaries or any School, except in the case that (a) such review has been closed, (b) such review is described in Section 5.13 of the Parent Disclosure Letter, or (c) such review is a routine review, pursuant to recertification before DOE, reaffirmation of accreditation or state license renewal, which review could not reasonably be expected to have a Material Adverse Effect on Parent.

5.14    Revenue  Thresholds.

     For the fiscal year ended December 31, 2002, each Parent Institution had no more than ninety percent (90%) of its revenues derived from the Title IV Programs or pursuant to the Title IV Programs as determined in accordance with 34 C.F.R. ss. 600.5(d).

5.15    Control Matters.

     To the Knowledge of Parent, since July 1, 1997, no person who exercises substantial control over Parent or any Institution (as the term "substantial control" is defined at 34 C.F.R. ss.600.30) exercised substantial control over another postsecondary educational institution other than Parent or any Institution (whether or not participating in the Title IV Programs) or any third party servicer (as that term is defined at 34 C.F.R. ss.668.2) prior to or at the time they were employed by Parent or any Institution. To the Knowledge of Parent, no person who has for any period since July 1, 1997, exercised substantial control over Parent or any Institution (as the term "substantial control" is defined at 34 C.F.R. ss.600.30) or any member or members of that person's family, alone or together, exercised, prior to or concurrent with their position of substantial control with Parent or any Institution, substantial control over an institution other than Parent or any Institution or a third-party servicer (prior to or during the period such person exercised substantial control over Parent or any Institution) that owes a liability for a violation of any requirement of the Title IV Programs. To the Knowledge of Parent, since July 1, 1997, no Institution nor any person who exercises substantial control over Parent or any Institution (as the term "substantial control" is defined at 34 C.F.R. ss.600.30) has pled guilty to, has pled nolo contendere to, or has been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs. To the Knowledge of Parent, since July 1, 1997, neither Parent nor any Institution nor any Affiliate of Parent or any Institution that has the power, by contract or ownership interest, to direct or cause the direction of the management of policies of any Institution, has filed for relief in bankruptcy or has entered against it an order for relief in bankruptcy. Neither Parent nor any Institution knowingly employs, and, since July 1, 1997 has knowingly employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or knowingly contracted with any institution or third-party servicer, which has been terminated under the Higher Education Act of 1965, as amended, for a reason involving the acquisition, use or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds. No Institution not then a School or Affiliate of Parent (whether or not participating in the Title IV Programs) or any third-party servicer (as that term is defined at 34 C.F.R. 668.2) is, or since July 1, 1997 has been, administered commonly, jointly or in conjunction with Parent or any School, and no other institution or organization not then a School or Affiliate of Parent has provided educational services on behalf of Parent or any of its Schools, except instruction provided under clinical affiliations. Neither Parent nor any School provides, or since July 1, 1997, has provided, any Title IV eligible educational instruction on behalf of any other institution or organization of any sort.

5.16    Educational  Agency  Approval.

     To Parent's Knowledge, there exists no fact or circumstance attributable to Parent or Merger Sub or their Affiliates which could reasonably be expected to have a negative impact on Parent's ability to obtain any authorization, consent or similar approval from the DOE or any other Governmental Entity or Accrediting Body whose authorization, consent or similar approval is contemplated in connection with this Agreement, including, without limitation, any authorization, consent or similar approval which must be obtained preceding or following the Closing from the DOE or any Educational Agency in order to continue the operations of the Schools as presently conducted.

5.17    Brokers' and Finders'  Fees.

     Neither Parent nor Merger Sub has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

5.18    Disclosure.

     No representation or warranty by Parent in this Agreement and no statement contained in the Parent Disclosure Letter or any certificate or document delivered by Parent to the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.


                                   ARTICLE 6

                            COVENANTS AND AGREEMENTS

6.1     Conduct  of  Business  by the  Company.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company agrees, except as set forth in Section 6.1 of the Company Disclosure Letter or to the extent that Parent shall otherwise consent in writing, and to cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay timely its debts and Taxes, subject to good faith disputes over such debts or Taxes, and on the same payment terms such debts and taxes have historically been paid, to collect its receivables in the same manner and on the same terms such receivables have historically been collected, to timely pay or perform other material obligations when due, and to use all commercially reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company and its Subsidiaries, to the end that the Company's goodwill and ongoing businesses be unimpaired at the Effective Time.

The Company shall promptly notify Parent of any material event or occurrence not in the ordinary course of business of the Company. Except as required by Law or GAAP or the rules and regulations of AMEX or as expressly provided for by this Agreement or as set forth in Section 6.1 of the Company Disclosure Letter, the Company shall not, and shall cause its Subsidiaries not to, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent:

     (a) except as required by this Agreement or the Company Benefit Plans, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Company Benefit Plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) enter into any partnership agreements, joint development agreements or strategic alliance agreements;

     (c) increase the pay or other compensation or grant any severance or termination pay (1) to any executive officer (other than for the CEO and CFO normal pay increases for the Company's fiscal year commencing April 1, 2003 in an amount not to exceed, in each case, five percent (5%) of the current salaries, as determined by the Company's Compensation Committee), or director, or (2) to any other employee, except payments made in connection with the termination of employees who are not executive officers pursuant to written agreements in effect or policies or practices existing, on the date hereof and as disclosed in Section 4.26 of the Company Disclosure Letter or pay increases that, in the aggregate, are consistent with the policies and practices in effect during the Company's last fiscal year;

     (d) adopt or amend (other than ministerial or administrative amendments) any Company Benefit Plan, including, but not limited to (but without limiting the generality of the foregoing), the adoption or amendment (other than ministerial or administrative amendments) of any stock purchase or option plan or the entering into of any employment contract not in the ordinary course of business;

     (e) transfer or license to any person or entity or otherwise extend, materially amend or modify any rights to its material Intangible Assets;

     (f) without first consulting with Parent, commence any litigation other than (1) for the routine collection of bills, or (2) in such cases where the Company in good faith determines that failure to commence suit could result in the material impairment of a valuable aspect of the Company's business;

     (g) declare or pay any dividends on or make any other distributions (other than distributions to the Company), whether in cash, stock or property, in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

     (h) redeem, repurchase or otherwise acquire, directly or indirectly, recapitalize or reclassify any shares of its capital stock;

     (i) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of Existing Options to acquire Company stock options outstanding as of the date of this Agreement;

     (j)  cause,   permit  or  propose  any   amendments   to  its  Articles  of
Incorporation or Bylaws, or amend any Material Contract;

     (k) sell, lease to any third party, license to any third party, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice, or liquidate, in whole or in part;

     (l) incur any indebtedness for borrowed money (in the aggregate) (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

     (m) revalue any assets, including, without limitation writing down the value of inventory, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by GAAP or waiving any right of material value;

     (n) pay, discharge or satisfy in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company balance sheet dated as of December 31, 2002 included in the Company Financial Statements, provided, however, that Parent shall not unreasonably withhold or delay its consent to a request hereunder from Company to act consistent with the Company's historical practices;

     (o) make or change any election in respect of Taxes, adopt or change in any respect any accounting method in respect of Taxes, file any amendment to a Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (p) make any material change to accounting policies or procedures, except as may be required by GAAP or applicable Law;

     (q) enter into any Material Contract other than in the usual, regular and ordinary course of business consistent with past practices and policies or into any transaction or agreement which would have been required to be disclosed under Section 4.22 of the Company Disclosure Letter, or make a payment to any Stockholder under any arrangement not disclosed in the Company SEC documents identified in Section 4.22 hereof or Section 4.22 of the Company Disclosure Letter as of the date hereof;

     (r) amend or terminate any of its Existing Insurance Policies, except if such policies are concurrently replaced with comparable insurance policies;

     (s) other than consistent with past practice, make any changes with respect to the tuition, fees, program duration or curricula of any of the programs offered by any School;

     (t) hire, fire (other than for cause) or change the responsibilities or work location of any employee or prospective employee whose annual compensation is greater than $125,000 or whose employment cannot be terminated by it on thirty (30) days notice without liability; provided, however, that Parent shall not unreasonably withhold or delay its consent to any request by Company hereunder;

     (u) make any capital expenditure either involving more than $250,000, individually (in which case Parent shall not unreasonably withhold or delay its consent to a request hereunder from Company to act consistent with the Company's current business plan provided to Parent prior to the date hereof), or outside the Company's business plan or the ordinary course of business; or

     (v) take, or agree in writing or otherwise to take, any of the actions described above, or any other action which could cause or could be reasonably likely to cause any of the conditions to the Merger, not to be satisfied.

6.2     Conduct of Business by Parent.

     Except as expressly provided for by this Agreement, from and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time, Parent shall: (a) carry on its business in the usual, regular and ordinary course substantially in the same manner as heretofore carried on, (b) not knowingly do any act or omit to do any act that could result in a breach of any representation, warranty or covenant of Parent set forth in this Agreement, (c) not take any action that could reasonably be expected to cause any of the conditions to the Merger not to be satisfied and (d) not enter into any agreement, arrangement or understanding with respect to any of the foregoing.

6.3     Access.

     Subject to the provisions of the Confidentiality Agreements, from and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time, upon reasonable request, the Company shall afford to Parent and Parent's agents, accountants, officers, employees, attorneys and other authorized advisers and representatives reasonable access, during normal business hours, to its properties, facilities, books, records, financial statements and other documents and materials relating to its financial condition, assets, liabilities and business. In addition and subject to the terms and conditions of the Confidentiality Agreements, during such time period, the Company shall confer and consult with representatives of Parent to report on operational matters, financial matters and the general status of ongoing business operations of the Company. From time to time after the date of this

Agreement and until the earlier of the termination of this Agreement or the Effective Time the Company shall furnish promptly to Parent a copy of each report, schedule and other document filed by the Company, or received by the Company after the date of this Agreement pursuant to the requirements of federal or state securities Laws promptly after such documents are available.

6.4     Meeting  of  Stockholders.

     The Company shall, consistent with its Articles of Incorporation and Bylaws, call and hold a special meeting of its stockholders, as promptly as practicable after the effectiveness of the Registration Statement for the purpose of voting upon the adoption or approval of this Agreement (the "Special Meeting"), and shall use all commercially reasonable efforts to hold its Special Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall, subject to the applicable fiduciary duties of its directors, as determined by such directors in good faith with the written advice of its independent counsel (who may be its regularly engaged independent legal counsel), (a) use all commercially reasonable efforts to solicit from the Stockholders proxies in favor of the adoption or approval, as the case may be, of the Merger, (b) take all other action necessary or advisable to secure the vote or consent of stockholders, as required by the FBCA to obtain such adoption or approvals, and (c) include in the Proxy Statement/Prospectus the recommendation of its Board of Directors in favor of the Merger and not withdraw or adversely modify such recommendation, provided that any failure of the Company to take any action required by this Section 6.4 because of the applicable fiduciary duties of its directors shall not effect the requirement to hold the Special Meeting.

6.5     Registration Statement; Proxy Statement/Prospectus.

     (a) As promptly as practicable after the date of this Agreement, the Company shall supply Parent with the information pertaining to the Company required by the Securities Act or the Exchange Act, as the case may be, for inclusion or incorporation by reference in the Registration Statement and the proxy statement relating to the meeting of the Stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus"), which information shall not at the time the Registration Statement is filed with the SEC, at the time it becomes effective under the Securities Act, at the time the Proxy Statement/Prospectus is mailed to Stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. No representation is made by the Company with respect to statements made in the Proxy Statement/Prospectus or the Registration Statement based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in such documents. If before the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement/Prospectus, the Company shall promptly inform Parent and shall make appropriate amendments or supplements to the Proxy Statement/Prospectus.

     (b) As promptly as practicable after the date of this Agreement, Parent shall supply the Company with the information pertaining to Parent and Merger

Sub required by the Securities Act or the Exchange Act, as the case may be, for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus, which information shall not at the time the Registration Statement is filed with the SEC, at the time it becomes effective under the Securities Act, at the time the Proxy Statement/Prospectus is mailed to Stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. No representation is made by Parent with respect to statements made in the Registration Statement or Proxy Statement/Prospectus based on information supplied by the Company for inclusion or incorporation by reference in such documents. If before the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement/Prospectus, Parent shall promptly inform the Company and shall make appropriate amendments or supplements to the Registration Statement or Proxy Statement/Prospectus.

     (c) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus relating to the Company's Special Meeting. As promptly as practicable after comments are received from the SEC on the preliminary proxy materials and after the furnishing by the Company and Parent of all information required or requested by the SEC to be contained therein, Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the Stockholders pursuant to the Merger. Parent shall use all commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take any action required under applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger or the rules and regulations of the Stock Market. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement. As promptly as practicable after the Registration Statement becomes effective, the Company shall mail the Proxy Statement/Prospectus to the Stockholders. Notwithstanding anything to the contrary contained herein, neither the Proxy Statement/Prospectus nor the Registration Statement nor any amendment or supplement thereto shall be filed or mailed without the consent of both Parent and the Company, which consent will not be unreasonably withheld.

6.6     Blue Sky Laws.

     Parent shall take such steps as may be necessary to comply with the securities and blue sky Laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto.

6.7     Listing.

     Promptly after the date of this Agreement, Parent shall prepare and file an application to list on the Stock Market the shares of Parent Common Stock issuable, in connection with the Merger, and to obtain approval for the listing of such shares of Parent Common Stock on the Stock Market prior to the Effective Time, subject only to official notice of issuance.

6.8     SEC Actions.

     Parent will advise the Company, promptly after Parent receives notice thereof, of the receipt of any comments by the SEC on the Registration Statement, the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.9     Accountants'   "Comfort"  Letters.

     The Company and Parent will each use their commercially reasonable efforts to cause to be delivered to each other reasonable and customary letters from their respective independent accountants, the first letter dated a date within two (2) business days before the effective date of the Registration Statement and the second letter dated a date within two (2)business days before the Closing Date, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

6.10    Additional  Reports.

     In accordance with Section 6.3, the Company and Parent shall each furnish to the other copies of any Company SEC Documents or Parent SEC Documents, as the case may be, which it files with the SEC on or after the date hereof, and the Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company or Parent, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with such Party's past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments).

6.11    Confidentiality  Agreements.

     The Company and Parent agree that the Confidentiality Agreements remains in full force and effect, unimpaired and unmodified by this Agreement, but shall at the Effective Time be deemed to have terminated without further action by the parties.

6.12    Regulatory and Other Approvals.

     (a) The Company and Parent will (1) take all commercially reasonable actions necessary to file as soon as practicable, notifications under the HSR Act and the other Antitrust Laws with respect to the Merger, (2) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act or from any other Governmental Entity pursuant to the other Antitrust Laws, and (3) request early termination of all applicable waiting periods.

     (b) The Company and Parent will take all commercially reasonable steps necessary, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to (1) solicit input from Governmental Entities and Educational Agencies regarding the process of obtaining Educational Agency and DOE approvals of the Merger, obtain all Educational Agency and DOE approvals of the Merger, make all filings with and give all notices to Governmental Entities and Accrediting Bodies, (2) provide such other information and communications to such Governmental Entities and Accrediting Bodies or other persons as such Governmental Entities and Accrediting Bodies may request and (3) obtain all Educational Agency and DOE approvals of the Merger, make all filings with and give all notices to Governmental Entities and Accrediting Bodies and obtaining all licenses required to consummate the Merger and other transactions contemplated hereby. Each Party will promptly and regularly advise the other Parties concerning the occurrence and status of any material discussions or other communications, whether oral or written, with any Educational Agency, other Governmental Entity or other third party with respect to any Educational Approval or other regulatory approval which must be obtained either prior to or after Closing in order for Parent and Merger Sub to operate the Schools and to participate in any Student Financial Assistance Programs, including the Title IV Programs (the "Consents"), including any difficulties or delays experienced in obtaining any Consent and of any conditions proposed, considered, or requested for any Consent. Parent will cooperate with the Company, and the Company shall cooperate with Parent, in their respective efforts to obtain any Consents, but neither party will be required (1) to make any expenditure or payment of funds or to give any other consideration in order to obtain any Consent other than fees or expenses incident to any applications as filings with respect thereto, or (2) to permit any adverse and unduly burdensome changes in, or the imposition of any adverse and unduly burdensome condition to, any Educational Approval as a condition to obtaining any Consent. Parent may contact any Educational Agency or Governmental Entity of the Company with respect to the proposed Merger after seven (7) business days after the date hereof, in order to allow the Company to inform its regulators of the proposed Merger, provided, however, that Parent shall make such contacts for the sole purpose of facilitating its receipt of any Consents. After that date, the Company and Parent will provide advance notice to allow the other Party and its agents and representatives to participate in any meetings or telephone calls initiated by such Party with any Educational Agency or Governmental Entity with regard to any Consent with respect to which the parties are experiencing any significant difficulty or delay in obtaining. Each Party will promptly advise the other of any telephone calls initiated by any Educational Agency or Governmental Entity with respect to any such Consent. The Company and Parent will submit to the other Party for prior review each filing proposed to be submitted to any Educational Agency or Governmental Entity regarding the proposed Merger; provided, however, if the other Party does not respond to the Party requesting review of the filing within three (3) business days, the Party requesting such review may presume that the other Party has approved and may proceed to submit such filing. The Company and Parent will use commercially reasonable efforts to ensure that their respective appropriate officers and employees shall be available to attend, as any Governmental Entity may reasonably request, any scheduled hearings or meetings in connection with obtaining any Consent.

     (c) Subject to the terms and conditions herein provided, the Company and Parent will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all reasonable efforts to obtain all approvals required by any contract to consummate the transactions contemplated hereby.

     (d) The Company and Parent shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the Antitrust Laws, but neither Party will be required (1) to make any expenditure or payment of funds or to give any other consideration in order to resolve any such objections other than fees or expenses incident to any applications as filings with respect thereto, or (2) to permit any adverse and unduly burdensome changes in, or the imposition of any adverse and unduly burdensome condition to resolving any such objections. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened in writing to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, Parent and the Company decide that litigation is in their best interests, each of Parent and the Company shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceedings and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Each of Parent and the Company shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the date of this Agreement. The obligations of Parent under this Section 6.12 with respect to the Antitrust Laws shall not require Parent to obtain or attempt to obtain any such waiver, permit, consent, approval or authorization if obtaining such waiver, permit, consent, approval or authorization would require disposition of any assets of Parent.

6.13    No Solicitation.

     (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Company will not, and will not permit its directors, officers, employees, investment bankers, attorneys, accountants or other representatives, agents or Affiliates to, directly or indirectly, (1) solicit, initiate, or knowingly encourage any
Acquisition Proposals or any inquiries or proposals that could reasonably be expected to lead to any Acquisition Proposals, (2) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal or (3) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" shall mean any proposal relating to a possible (1) merger, consolidation or similar transaction involving the Company or any of its Subsidiaries, (2) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or any of its Subsidiaries representing, in the aggregate, ten percent (10%) or more of the assets of the Company on a consolidated basis, (3) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing ten percent (10%) or more of the votes attached to the outstanding securities of the Company, (4) transaction with the Company in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the outstanding shares of Company Common Stock,
(5) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company, or (6) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated hereby or any proposal or modification thereof submitted by Parent or any of its Affiliates. The Company will, and will direct all its directors, officers, employees, investment bankers, attorneys, accountants and other representatives, agents and Affiliates to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (b) Notwithstanding the provisions of Section 6.13(a) above, if a corporation, limited liability company, limited liability partnership, partnership, person or other entity or group other than Parent or any of its Affiliates (a "Third Party") after the date of this Agreement submits to the Company or its Board of Directors, not resulting from a breach of Section 6.13(a) above, an unsolicited, bona fide, written Acquisition Proposal, and the Company's Board of Directors reasonably determines in good faith, after consultation with outside legal counsel (which may include its regularly engaged outside counsel) and any nationally recognized investment bank (which may include the Financial Advisor), that such Acquisition Proposal will result in, or upon further discussion with or due diligence by such Third Party could reasonably be expected to constitute or result in, a Superior Proposal (as defined below), then, in such case (1) the Company may (A) furnish information about its business, to the Third Party under protection of an appropriate confidentiality agreement on substantially the same terms as the Confidentiality Agreements containing customary limitations on the use and disclosure of all non-public written or oral information furnished to such Third Party, provided that the Company contemporaneously furnishes to Parent all such non-public information furnished to the Third Party and (B) negotiate and participate in discussions and negotiations with such Third Party and (2) if the Company's Board of Directors determines that such an Acquisition Proposal is a Superior Proposal, the Company's Board of Directors may (but subject in all events to the Company's obligation to hold the Special Meeting and allow the Stockholders to vote on the Merger) withdraw or adversely modify its recommendation of the Merger. For purposes of this Agreement, "Superior Proposal" means any unsolicited, bona fide, written Acquisition Proposal for consideration consisting of cash (not subject to a financing contingency) and/or securities, and otherwise on terms which the Company's Board of Directors determines (based on the written advice of a financial advisor of nationally recognized reputation, including, without limitation, the Financial Advisor) are more favorable to the Stockholders from a financial point of view than the Merger (or other revised proposal submitted by Parent as contemplated above), after consultation with its outside legal counsel (which may be its regularly engaged outside legal counsel) and that the Third Party is reasonably likely to consummate the Superior Proposal on substantially the terms proposed. Nothing contained herein shall prohibit the Company from taking, and disclosing to its shareholders, a position required by Rule 14d-9(e) under the Exchange Act.

     (c) The Company will notify Parent immediately, and in any event within twenty-four (24) hours, if (1) a bona fide Acquisition Proposal is made or is modified in any respect (including any written material provided by the offeror the principal terms and conditions of any such Acquisition Proposal or modification thereto and the identity of the offeror) or (2) the Company furnishes non-public information to, or enters into discussions or negotiations with respect to an Acquisition Proposal with, any Third Party.

     (d) In addition to the  obligations  of Company set forth in paragraph (a),
(b) and (c) of this Section 6.13, Company, as promptly as practicable, will advise Parent orally and in writing of any request for information which Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry. The Company will keep Parent reasonably informed in all material respects of the status of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, the Company will provide Parent with prior or reasonably contemporaneous telephonic (promptly confirmed in writing) or written notice of any meeting of the Company's Board of Directors (or any committee thereof) at which the Company's Board of Directors is expected or could reasonably be expected to consider an Acquisition Proposal, together with a copy of the definitive documentation relating to such Acquisition Proposal to the extent such documentation is then available (and otherwise provide such definitive documentation as soon as available).

     (e) It is understood and agreed that, without limitation of the Company's obligations hereunder, any violation of this Section 6.13 by any director, officer, Affiliate, investment bank, financial advisor, accountant, attorney or other advisor or representative of the Company, whether or not such person or entity is purporting to act on behalf of the Company, shall be deemed to be a breach of this Section 6.13 by the Company.

6.14    Public  Announcements.

     Any public announcement made by or on behalf of either Parent or the Company prior to the termination of this Agreement pursuant to Article 8 hereof concerning this Agreement, the transactions described herein or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Parent and their respective Affiliates must first be approved by the other party (any such approval not to be unreasonably withheld), subject to either party's obligations under applicable Law or Stock Market or AMEX listing requirements or rules (but such party shall use its reasonable best efforts to consult with the other party as to all such public announcements).

6.15    Expenses.

     (a) Except as set forth in this Section 6.15 and Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) The Company and Parent each agree to pay one-half (1/2) of any printing, mailing and filing expenses of the Proxy Statement/Prospectus and pre-merger notification and report forms under the HSR Act.

     (c) In connection with any claim, dispute, disagreement or other conflict involving the enforcement of this Article 6 or Section 8.3, the parties agree that the prevailing party shall be reimbursed by the other party for all reasonable attorneys' fees and costs and expenses associated with such conflict.

6.16    Certain Benefit Plans.

     (a) Promptly after the date of this Agreement, the Company's Board of Directors shall adopt resolutions to discontinue (for any applicable period that has not yet commenced) the distribution of Company Common Stock to any Company Benefit Plan subject to Section 401(a) of the Code and to discontinue the purchase of Company Common Stock under the Company's Employee Stock Purchase Plan. Prior to the Closing Date, the Company's Board of Directors shall adopt a resolution freezing and terminating each Company Benefit Plan that contains a cash or deferred arrangement subject to Section 401(k) of the Code. The Company shall provide written resolutions reasonably satisfactory to Parent authorizing the foregoing. A copy of such resolutions shall be delivered to Parent prior to the Closing Date. As soon as practical after the Closing, Parent may cause the Surviving Corporation to file the terminated Company Benefit Plans with the IRS for favorable determination letters and the Surviving Corporation shall take such other steps as it deems necessary in its sole discretion with respect to the terminated Company Benefit Plans. In connection with such terminations, the Company is authorized and directed to make, prior to the Closing Date, any matching contributions to any such 401(k) Plan in the amount or percentage required or customarily awarded under the plan for the plan year of the Closing Date and the previous plan year.

     (b) From and after the date that active employees of the Company who are covered under any Company Benefit Plan cease to be covered under such Plan (herein called the "Continuing Employees"), Parent shall cause all Continuing Employees to be eligible to participate in all applicable employee benefit plans in which similarly situated employees of Parent and its Subsidiaries participate (called "Parent Plans"), under the terms and conditions of the applicable Parent Plans, except as provided herein. For purposes of any length of service requirement, waiting periods, vesting periods or different benefits based on length of service in any Parent Plans for which a Continuing Employee will be eligible, the Parent shall ensure that service by such Continuing Employee with the Company or any of its Subsidiaries shall be deemed to have been service with the Parent or its Subsidiaries. Nothing contained in this Agreement shall confer upon any Continuing Employee any right with respect to continued employment with the Parent.

     (c) Parent shall cause each applicable Parent Plan to grant credit to each Continuing Employee for all service on or prior to the Closing Date with the Company or any of its Subsidiaries, for purposes of eligibility, vesting, benefit accrual, benefit calculations or allowances (including, without limitation, entitlements to vacation, severance, sick days and other paid leave).

6.17    Indemnification.

     (a) The Company shall, and from and after the Effective Time, the Parent shall, indemnify, defend and hold harmless (and advance expenses to) each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company (each individually an "Indemnified Party" and, collectively, the "Indemnified Parties") to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to any agreements between such person and the Company and the Company's Articles of Incorporation and Bylaws against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which shall not be unreasonably withheld or delayed) as a result of or in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether criminal, civil or administrative, based on or arising out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or out of or in connection with activities in such capacity, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby. Without limiting the generality or effect of the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time) and, in the written opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there may be a conflict of interest between the position of the Company or Parent, as applicable, and an Indemnified Party, the Indemnified Parties may retain counsel, which counsel shall be reasonably satisfactory to the Company (or Parent after the Effective Time), and the Company shall (or after the Effective Time, Parent will cause the Surviving Corporation to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received, provided, however that (1) the Company and the Indemnified Parties will cooperate in the defense of any such matter and (2) neither Parent, the Company nor the Surviving Corporation shall be liable for any settlement effected without Parent's prior written consent (which shall not be unreasonably withheld or delayed). Any Indemnified Party wishing to claim indemnification under this Section 6.17, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify both Parent and the Company (or, after the Effective Time, the Surviving Corporation) (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 6.17 except and only to the extent such failure materially prejudices such party). An Indemnified Party shall not be entitled to the indemnification rights provided for in this Section
6.17 with respect to any claim, action, suit, proceeding or investigation against the Company brought by the Indemnified Party (other than a claim against the Company for indemnification for matters brought by a party other than the Indemnified Party and wrongfully denied by the Company).

     (b) This Section 6.17 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

     (c) For a period of not less than six (6) years from the Effective Time, Parent shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that Parent may substitute therefor policies from a financially capable insurer of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous, or in the event such coverage is provided through Parent's insurer it may be on terms and conditions (other than coverage and amounts) consistent with Parent's current coverage), or in lieu thereof obtain single limit tail coverage for such period (which shall be purchased by the Company immediately prior to Closing upon the request of Parent), with respect to claims arising from facts or events which occurred before the Effective Time.

6.18    Takeover  Law.

     Neither the Company, Parent nor Merger Sub shall take any action that would cause the Merger or the other transactions contemplated by this Agreement and the Voting Agreement to be subject to the requirements of any Takeover Law. If any Takeover Law shall become applicable to the Merger or the other transactions contemplated by this Agreement and the Voting Agreement, each of the Company and Parent and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Voting Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Law on the Merger and the other transactions contemplated by this Agreement and the Voting Agreement.

6.19    Notification  of  Certain  Matters.

     Between the date of this Agreement and the Effective Time, each of the Company and Parent will promptly notify the other in writing if such Party becomes aware of any development, fact or condition that (a) is reasonably likely, individually or with other existing developments, facts or conditions, to result in a Material Adverse Effect with respect to such Party, or (b) causes or constitutes a breach of any agreement or covenant under this Agreement applicable to such Party, or of such Party's representations and warranties as of the date of this Agreement, or if such Party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. No such notice will constitute a cure of any such breach.

6.20    Disclosure  Letter  Supplements.

     From time to time prior to the Effective Time, each Party hereto will promptly supplement, update or modify (by written notice to the other) its respective Disclosure Letters delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letter or which is necessary to correct any information in such Disclosure Letter which has been rendered inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article 7 and subject to Sections 7.2(a) and 7.3(a), no effect will be given to any supplement, update or modification of the respective Disclosure Letters made or purported to be made pursuant to this Section 6.20. No such supplement, update or modification to the respective Disclosure Letter will constitute a cure of any breach of any agreement, representation or covenant under this Agreement.

6.21    Tax-Free Reorganization  Treatment.

     The Parties shall use their best efforts to cause the Merger to be treated as a "reorganization" within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a "reorganization" within the meaning of Section 368 of the Code. Without limiting the foregoing, each of the Parties shall execute and deliver to counsel to each of the Parties such representation letters as may be reasonably requested by such law firms in connection with their delivery of opinions with respect to the transactions contemplated hereby.

6.22    Exemption from Liability under Section 16(b).

     (a) Provided that Company delivers to Parent the Section 16 Information (as defined below) with respect to Company prior to the Effective Time, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will adopt a resolution in advance of the Effective Time providing that the receipt by Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

     (b) "Section 16 Information" shall mean information accurate in all respects regarding Company Insiders, the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each Company Insider and expected to be exchanged for Parent Common Stock in connection with the Merger.

     (c) "Company Insiders" shall mean those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

6.23    Real Estate  Deliveries.

     The Company shall use its good faith efforts in cooperating with Parent in obtaining the following, in forms reasonably requested by Parent, with respect to each of the Leases; provided, however, the Company shall not be required to unreasonably burden its business operations in so cooperating: (a) an estoppel, consent and amendment agreement from each of the landlords, joined by the tenant thereof, and (b) a subordination, nondisturbance and attornment agreement from each mortgagee or trustee under a deed of trust or underlying or ground lessor.

6.24    Reasonable  Efforts.

     So long as this Agreement has not been terminated, the Company, the Parent and Merger Sub shall: (a) promptly make their respective filings (including, without limitation, filings required pursuant to the Securities Act and the Exchange Act), obtain waivers, consents, permits and approvals, and thereafter make any other submissions required under all applicable Laws in order to consummate the Merger and the other transactions contemplated hereby and (b) use their respective reasonable best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate the Merger and the other transactions contemplated by this Agreement.

6.25    Affiliate Agreements.

     (a) Not later than the fifteenth (15th) day prior to the mailing of the Proxy Statement/Prospectus, the Company shall deliver to Parent a schedule of each Stockholder that is or is reasonably likely to be, as of such date, deemed to be an Affiliate of the Company and who was not previously disclosed pursuant to Section 4.36 or for whom the Company has not delivered an Affiliate Letter pursuant to Section 4.36.

     (b) The Company shall use its commercially reasonable efforts to cause each Stockholder referred to in Section 6.25(a) who may be deemed to be an Affiliate of the Company, to execute and deliver to the Parent on or before the date of mailing of the Proxy Statement/Prospectus an Affiliate Letter.

6.26    No Rights  Triggered.

     Each of the Company and Parent shall use their respective reasonable best efforts to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any Person under the Parent Rights Plan or under any agreement to which it or any of its Subsidiaries is a party.

6.27    Shareholder  Litigation.

     The Parties shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the Parties shall use its respective commercially reasonable efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which shall not be unreasonably withheld or delayed.

6.28    Operational  Matters.

     After the execution of this Agreement, the Company shall cooperate with the Parent in developing post-Closing transition policies with respect to management information systems, marketing, admissions, personnel, outsourcing, operations, regulatory matters and accounting, including, without limitation, meeting regularly (at such times as shall be mutually agreed upon by the Company and Parent) with on-site transition teams of Parent with respect to marketing, management information systems, regulatory matters and accounting. The Company shall maintain its marketing expenditures to the extent set forth in the Company's marketing budget attached hereto as Section 6.28 of the Company Disclosure Letter.

                                   ARTICLE 7

                            CONDITIONS TO THE MERGER

7.1     Conditions  to  Each  Party's   Obligation  to  Effect  the  Merger.

     The respective obligations of each Party to consummate and effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction prior to or at the Closing as hereinafter provided of the following conditions, each of which may only be waived in writing in whole or in part by mutual agreement of all of the Parties, to the extent permitted by Law:

     (a) Clearance from the appropriate agencies, pursuant to the HSR Act, and any Governmental Entity pursuant to any foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (together with the HSR Act, the "Antitrust Laws"), shall have been obtained by the Company and Parent or the waiting period thereby required shall have expired or been terminated.

     (b) This Agreement, the Merger and the transactions contemplated by this Agreement shall, if necessary, have received the requisite approval and authorization of the Stockholders in accordance with applicable Law and the Articles of Incorporation and Bylaws of the Company.

     (c) No Law shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a Governmental Entity in effect precluding consummation of the Merger.

     (d) The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

     (e) No action, suit or proceeding shall be brought by and be pending before any Regulator wherein an unfavorable judgment, order, decree, stipulation or injunction would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (3) unless waived solely by Parent, affect adversely, in the sole reasonable judgment of Parent, the right of Parent to own, operate or control any material portion of the assets and operations of the Surviving Corporation and its Subsidiaries following the Merger, except, that, Parent may not unilaterally waive the condition set forth in this Section 7.1(e) if consummating the Merger following such waiver could, in the reasonable opinion of the Company's counsel, reasonably be expected to result in personal liability (other than de minimis monetary liability) to a director, officer, employee or agent of the Company for violation of any federal, state or local statute, regulation or rule, and no such judgment, order, decree, stipulation or injunction shall be in effect.

7.2     Conditions to the Company's  Obligation to Effect the Merger.

The obligations of the Company to consummate and effect the Merger and the other transactions contemplated hereby are further subject to the fulfillment of the following conditions, any of which may be waived only in writing in whole or part by the Company:

     (a) The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by materiality or "Material Adverse Effect" shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as if made on and as of the Effective Time, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Effective Time as if made on and as of the Effective Time except, in each case, for those representations and warranties which address matters only as of a particular date (which shall remain true and correct or true and correct in all material respects, as applicable, as of such date).

     (b) Each of Parent and Merger Sub shall have in all material respects performed all obligations and complied with in all material respects all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

     (c) From the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of the Parent.

     (d) Each of Parent and Merger Sub shall have delivered to the Company a certificate, dated the Effective Time and signed by their respective Chief Executive Officers and Chief Financial Offices, certifying the satisfaction of the conditions set forth in Sections 7.2(a), (b) and (c).

     (e) Parent shall have delivered to the Company evidence reasonably satisfactory to the Company that the shares of Parent Common Stock issuable to the Stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Stock Market upon official notice of issuance.

     (f) The Company shall have received an opinion from Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., dated the Closing Date, based upon factual representations of Parent and the Company, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company or its Stockholders as a result of receipt of the Merger Consideration, other than gain with respect to the receipt of the cash portion of the Merger Consideration; provided, however, that if Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Katten Muchin Zavis Rosenman renders such opinion to the Company.

     (g) All consents, approvals, interim approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity or Accrediting Body required by or with respect to the Company, Parent or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby shall have been obtained or made, except for (1) approval from the DOE, (2) approval or interim approval from any Educational Agency that, under that agency's policies or standards, cannot be obtained prior to Closing or (3) such other consents, approvals, orders, authorizations, registrations, declarations, or filings of a type the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially impair the Parent's or Merger Sub's ability to consummate the Merger.

     (h) All actions to be taken by Parent and Merger Sub in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company and its counsel.

7.3     Conditions  to  Parent's  and  Merger  Sub's  Obligation  to Effect  the
        Merger.

The obligations of Parent and Merger Sub to consummate and effect the Merger and the other transactions contemplated hereby are further subject to the fulfillment of the following conditions, any of which may be waived only in writing in whole or part by Parent or Merger Sub:

     (a) Except for the representations and warranties of the Company set forth in Section 4.19, Sections 4.20(b), (e) and (f)(2) and Section 4.21(b) that are qualified by reference to the Company's Knowledge and "Material Adverse Impact"
(i) the representations and warranties of the Company set forth in this Agreement that are qualified by materiality or "Material Adverse Effect" shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as if made on and as of the Effective Time, and (ii) the representations and warranties of the Company contained in this Agreement that are not so qualified shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Effective Time as if made on and as of the Effective Time except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date). The representations and warranties of the Company set forth in
Section 4.19, Sections 4.20(b), (e) and (f)(2) and Section 4.21(b) that are qualified by reference to the Company's Knowledge and "Material Adverse Impact" shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Effective Time (without taking into account any qualifications or exceptions for the Company's Knowledge or "Material Adverse Impact") as if made on and as of the Effective Time, except for such inaccuracies or breaches that in the aggregate do not have or constitute a Material Adverse Effect on the Company.

     (b) The Company shall have in all material respects performed all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

     (c) From the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of the Company.

     (d) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer, certifying the satisfaction of the conditions set forth in Sections 7.3(a), (b) and (c).

     (e) Parent shall have received all written consents, approvals, interim approvals, assignments, waivers, orders, authorizations or other certificates reasonably necessary to provide for the continuation in full force and effect of those Material Contracts set forth on Section 7.3(e) of the Parent Disclosure Letter and all of the Existing Permits of the Company and for the Company to consummate the Merger and other transactions contemplated hereby, including, without limitation, the approval of applicable Educational Agencies, Accrediting Bodies and Governmental Entities, except (1) approval from the DOE, (2) approval from any Educational Agency that, under the agency's policies or standards, cannot be obtained or, due to administrative preference, may be obtained solely in interim form prior to Closing or (3) where the failure to receive such consents, approvals, interim approvals, assignments, waivers, orders, authorizations or certificates could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or could not affect adversely the ability of the Surviving Corporation to continue to conduct the business of the Company consistent with the Company's historical ordinary course of business. Notwithstanding anything herein to the contrary, to the extent that Parent receives an interim approval from any applicable Educational Agency or Accrediting Body, such interim approval will not satisfy this condition to closing if such interim approval is issued because there is some substantive issue with respect to issuance of full approval as opposed to being issued because it is such Educational Agency's or Accrediting Body's normal practice or procedure or administrative preference. Parent shall have received written or oral assurances from the Georgia Nonpublic Postsecondary Education Commission, the Accrediting Bureau Of Health Education Schools, the Missouri Coordinating Board for Higher Education, the Pennsylvania State Board of Private Licensed Schools, and the Accrediting Council for Independent Colleges and Schools, confirming that such Educational Agency does not believe that any impediment exists with respect to issuance of the Educational Approvals which Parent requires for its operation of the Company's Schools after the Closing.

     (f) Parent shall have received an opinion from Katten Muchin Zavis Rosenman dated the Closing Date, based upon factual representations of Parent and the Company, to the effect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Parent or its stockholders as a result of the Merger; provided, however, that if Katten Muchin Zavis Rosenman does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Parent if Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. renders such opinion to Parent.

     (g) All actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Parent and its counsel.

     (h) Parent shall have obtained a written statement from DOE providing, without unduly burdensome limitations, that DOE does not see any impediment to issuing a Temporary Program Participation Agreement with respect to each Institution following the Closing.

     (i) All consents, approvals, interim approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity or Accrediting Body required by or with respect to the Company, Parent or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby shall have been obtained or made, including, without limitation, the Colorado Commission on Higher Education, the Florida Commission for Independent Education, the Illinois State Board of Education, the Maryland Higher Education Commission, the Massachusetts Department of Education, the New Jersey Department of Education, the New York State Education Department, the
Bureau of Proprietary School Supervision, the Ohio State Board of Career Colleges and Schools, the Texas Workforce Commission, and the North Central Association of Colleges and Schools, except for (1) approval from the DOE, (2) approval from any Educational Agency that, under the agency's policies or standards, cannot be obtained prior to Closing or, due to administrative preference, may be issued in interim form, provided that such interim approval is not issued because there is some substantive issue with respect to issuance of full approval as opposed to being issued because it is such Educational Agency's or Accrediting Body's normal practice or procedure or administrative preference at the time of issuance and (3) such other consents, approvals, interim approvals, orders, authorizations, registrations, declarations, or filings of a type the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect on the Company or Parent or materially impair the Company's, Parent's or Merger Sub's ability to consummate the Merger.

                                   ARTICLE 8

                        TERMINATION, WAIVER AND AMENDMENT

8.1     Termination.

     This Agreement may be terminated and the Merger and transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (whether before or after the approval of this Agreement by the Stockholders), as follows:

          (a)  by mutual written consent of the Company and Parent;

          (b)  by either of Parent or the Company:

               (1) if the Stockholders do not approve the Merger by the requisite vote at the Company's Special Meeting (including any adjournment or postponement thereof) (provided, however, the Company may not terminate pursuant to this Section 8.1(b)(1) unless following the Special Meeting it has given Parent at least twenty-four (24) hours prior written notice of Company's intention to terminate pursuant to this Section 8.1(b)(1));

               (2) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits consummation of the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

               (3) if there shall be any Law enacted, promulgated or issued and deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or

               (4) if the Merger shall not have been consummated by September 26, 2003; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(4) shall not be available to any party whose failure, or whose Affiliate's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

          (c)  by the Company if:

               (1) Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within 20 business days after the giving of written notice to Parent or Merger Sub, as applicable, and (B) would result in the failure to satisfy a condition set forth in Section 7.2; or

               (2) if the Average Share Value ending on and including the day two (2) trading days before the Closing Date is less than $37.00; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(2) unless it gives Parent written notice no later than 12:00 Noon Eastern Time on the day prior to the Closing Date of its intention to so terminate and, provided, further, that in such case Parent shall have the right, exercisable in its sole discretion by written notice delivered prior to 12:00 Noon Eastern Time on the Closing Date, to irrevocably agree that, notwithstanding the provisions of the Collar, the Exchange Ratio shall equal $7.55 divided by the Average Share Value ending on and including the day two (2) trading days before the Closing Date, in which case this Agreement shall not be so terminated and the Company shall have no further right to terminate this Agreement pursuant to this
                    Section 8.1(c)(2).

          (d)  by Parent if:

               (1) the Company shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within 20 business days after the giving of written notice to the Company and (B) would result in the failure to satisfy a condition set forth in Section 7.3;

               (2) the Board of Directors of the Company (A) withholds or withdraws its recommendation of the Merger or, (B) modifies its recommendation of the Merger in a manner adverse to Parent;

               (3) a tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of Company Common Stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by Parent of an affiliate thereof) and the Board of Directors of Company shall, notwithstanding its obligations hereunder, have (A) recommended that the Stockholders tender their shares in such tender or exchange offer or (B) publicly announced its intention to take no position with respect to such tender offer;

               (4) the Company is in material breach of any of the provisions of Section 6.13;

               (5) an Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by the Stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by the Stockholders of an Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm, publicly, by means of a press release or other comparable written disclosure, upon written request of Parent, its approval and recommendation of this Agreement and the transactions contemplated hereby, in each case within ten (10) business days thereafter; or

               (6) if the Average Share Value ending on and including the day two (2) trading days before the Closing Date is more than $65.00; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.1(d)(6) unless it gives the Company written notice no later than 12:00 Noon Eastern Time on the day prior to the Closing Date of its intention to so terminate and, provided, further, that in such case the Company shall have the right, exercisable in its sole discretion by written notice delivered prior to 12:00 Noon Eastern Time on the Closing Date, to irrevocably agree that, notwithstanding the provisions of the Collar, the Exchange Ratio shall equal $8.95 divided by the Average Share Value ending on and including the day two (2) trading days before the Closing Date, in which case this Agreement shall not be so terminated and Parent shall have no further right to terminate this Agreement pursuant to this Section 8.1(d)(6).

8.2     Effect of  Termination.

     In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers or directors under this Agreement except as set forth in (a) the provisions of Section 6.3 relating to the obligations of the parties to keep confidential and not to use certain information obtained from the other party, and (b) the provisions of Sections 6.15 and 8.3 and Article 9.

8.3     Termination Fee.

     (a) In the event that (1) (A) an Acquisition Proposal shall have been made known to the Company or has been made directly to its Stockholders or any Person has announced a bona fide intention (whether or not conditional and whether or not withdrawn) to make an Acquisition Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(1), by the Company pursuant to Section 8.1(b)(4) or by Parent pursuant to Section 8.1(d)(1) due to the (i) failure of any of the Company's representations and warranties to be true and correct in all material respects as of the date hereof or (ii) the Company's willful breach of any of its representations and warranties, agreements or covenants after the date hereof, and (C) within twelve (12) months after such termination, the Company or any of its Subsidiaries enters into any agreement with respect to or approves for purposes of Section 607.0901 of the FBCA, or consummates, an Acquisition Proposal (provided, that for purposes of this clause (C) of this Section 8.3(a)(1), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.13(a) hereof except that,
(i) each reference to "10% or more" shall be deemed to be a reference to "30% or more;" (ii) such term shall not include a business combination transaction where the Stockholders of the Company prior to such transaction hold securities representing at least 65% of the outstanding voting power and at least 65% of the equity of the Company in substantially the same proportion as they hold in the Company prior to giving effect to the transaction; and (iii) such term shall not include recapitalizations in which the Company receives no value); or (2) this Agreement is terminated by Parent pursuant to Sections 8.1(d)(2), (3), (4) or (5), then, provided that Parent is not then in material breach of this Agreement, the Company shall pay to Parent the aggregate sum equal to $10,000,000 plus Parent's costs and expenses incurred in connection with this Agreement and the Merger (including, without limitation, fees of attorneys, accountants and financial advisors and filing fees paid or payable), provided such expense reimbursement shall not exceed $1,500,000. The Company shall pay, by wire transfer of immediately available funds to an account designated by Parent, the amounts required to be paid by the foregoing provisions of this
Section 8.3(a) within twenty-four (24) hours of Parent terminating this Agreement pursuant to Section 8.3(a)(2) or the first occurrence of the events described in clause (C) of Section 8.3(a)(1).

     (b) The Company  acknowledges that the agreements contained in this Section
8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3 and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 8.3, the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the applicable amounts at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made. Payment of the fees or the reimbursement of expenses described in this Section
8.3 shall not be in lieu of damages incurred in the event of willful breach of this Agreement. Absent a willful breach of this Agreement by the Company, payment by the Company of the amounts required to be paid under this Section 8.3 shall be in lieu of damages and Parent's sole and exclusive remedy with respect to the termination of the Agreement giving rise to such payment obligations.

                                   ARTICLE 9

                                  MISCELLANEOUS

9.1     No Survival of  Representations  and Warranties.

     The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the covenants and agreements set forth in Sections 3.1, 3.2, 3.4, 6.15, 6.16, 6.17 and Article 9 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

9.2     Entire  Agreement.

     This Agreement and the documents referred to in, or contemplated by, this Agreement, including the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement among the Parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement, it being understood that the Confidentiality Agreements shall continue in full force and effect until the Effective Time and shall survive termination of this Agreement.

9.3     Amendment.

     This Agreement may be amended by the Parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the Parties hereto.

9.4     Extension;  Waiver.

     At any time prior to the Effective Time, any Party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

9.5     Governing  Law.

     Except to the extent required to be governed FBCA this Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, regardless of the laws that might otherwise govern the applicable principles of conflicts of laws.

9.6     Assignment;  Binding Effect.

     Neither this Agreement, nor any rights, obligations or interests hereunder, may be assigned by any Party hereto, except with the prior written consent of the other Parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns. Merger Sub may however assign all its rights and obligations hereunder to another wholly owned subsidiary of Parent.

9.7     Notices.

     All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via other means specified herein) or one day after sending via nationally recognized overnight courier or five (5) days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section 9.7 of a change of address:

        If to the Company:

              Whitman Education Group, Inc.
              4400 Biscayne Blvd., 6th Floor
              Miami, FL  33137
              Telecopy:     (305) 575-6535
              Attention:    Chief Executive Officer

        With a copy to:

              Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. Museum Tower, Suite 2200
              150 West Flagler Street
              Miami, Florida 33130
              Telecopy:     (305) 789-3395
              Attention:    Geoffrey MacDonald, Esq.

        If to Parent or Merger Sub:

              Career Education Corporation
              2895 Greenspoint Parkway, Suite 600
              Hoffman Estates, IL 60195
              Telecopy:     (847) 781-3610
              Attention:    Chief Financial Officer

        with a copy to:

              Katten Muchin Zavis Rosenman
              525 W. Monroe
              Suite 1600
              Chicago, Illinois 60661-3693
              Telecopy:     (312) 902-1061
              Attention:    Lawrence D. Levin, Esq.
                            Matthew S. Brown, Esq.

9.8     Counterparts;  Headings.

     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

9.9     Interpretation.

     Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

9.10    Specific  Performance.

     The Parties agree that the assets and business of the Company as a going concern constitute unique property and, accordingly, each Party shall be entitled, at its option and in addition to any other remedies available as herein provided, to the remedy of specific performance to effect the Merger as provided in this Agreement.

9.11    No  Reliance.

     Except for the Parties to this Agreement and except as otherwise provided in Sections 6.17 and 6.22: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the Parties contained in this Agreement; and (b) the Parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the Parties contained in this Agreement.

9.12    Exhibits and Disclosure  Letters.

     The Exhibits, Company Disclosure Letter and Parent Disclosure Letter are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits, Company Disclosure Letter and Parent Disclosure Letter shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

9.13    No Third Party  Beneficiary.

     Except as provided pursuant to Sections 6.16, 6.17, 6.22 and 8.2 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

9.14    Severability.

     In the  event  that any  provision  of this  Agreement  or the  application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such voided or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such voided or unenforceable provision.

9.15    Other  Remedies.

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

9.16    Rules of  Construction.

     The Parties  agree that they have been  represented  by counsel  during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.



                  [remainder of page intentionally left blank;
                             signature page follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first written above.


                                                   CAREER EDUCATION CORPORATION

                                                   /s/ Patrick Pesch
                                                   -----------------------------
                                                       Patrick Pesch
                                                       Executive Vice President,
                                                       Chief Financial Officer,
                                                       Secretary and Treasurer

                                                   MARLIN ACQUISITION CORP.

                                                   /s/ Patrick Pesch
                                                   -----------------------------
                                                       Patrick Pesch
                                                       Executive Vice President,
                                                       Chief Financial Officer,
                                                       Secretary and Treasurer

                                                   WHITMAN EDUCATION GROUP, INC.

                                                   /s/ Richard C. Pfenniger, Jr.
                                                   -----------------------------
                                                       Richard C. Pfenniger, Jr.
                                                       Chief Executive Officer

                                                                     Exhibit 1-A




Names                         Position
------                        ---------
Richard C. Pfenniger, Jr.     Chief Executive Officer

Fernando L. Fernandez         Vice President - Finance, Chief Financial
                              Officer, Secretary and Treasurer

Steven W. Stenmark            Corporate Controller

David T. Ruggieri*            President - Ultrasound Diagnostic School Division

David D. O'Donnell*           President - Colorado Technical University Division

* The duty of inquiry is limited solely to their respective division.

                                                                     Exhibit 1-B


Names                         Position
------                        ---------
John M. Larson                President and Chief Executive Officer

Patrick K. Pesch              Executive Vice President, Chief Financial Officer,
                              Treasurer and Secretary

Todd H. Steele                Executive Vice President of Planning and
                              Development

Mark J. Tobin*                Vice President - Student Finance and Regulatory
                              Affairs

* The duty of inquiry is limited solely to regulatory matters.